Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO FIVE-YEAR CREDIT AGREEMENT, dated as of June 30, 2022 (this “Amendment”), to the Five-Year Credit Agreement, dated as of June 22, 2021 (as amended from time to time, the “Credit Agreement”), among INTERNATIONAL BUSINESS MACHINES CORPORATION (“IBM” or the “Borrower”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein.

WHEREAS, pursuant to, and in compliance with the requirements of, Section 11.1 of the Credit Agreement, the Lenders are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Amendments to Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below):

(a)            the existing Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as set forth in the attached Schedule I hereto; and

(b)          the Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth on Exhibit A attached hereto (as so amended, the “Amended Credit Agreement”).

SECTION 2.  Revolving Credit Commitments.

(a)            Each Lender that is not party to the Credit Agreement immediately prior to the Amendment No. 1 Effective Date (each such Lender, a “New Lender”), the Administrative Agent and the Borrower acknowledge and agree that on the Amendment No. 1 Effective Date, upon each New Lender’s execution of this Amendment, each New Lender shall become a “Lender” under the Credit Agreement and shall be entitled to the rights, benefits and protections, and subject to the obligations of, a “Lender” thereunder.

(b)          Each Lender (immediately after giving effect to this Amendment), the Administrative Agent and the Borrower acknowledge and agree that on the Amendment No. 1 Effective Date, upon each Lender’s execution of this Amendment, each Lender shall have an aggregate Revolving Credit Commitment as set forth on Schedule I hereto.

SECTION 3.  Conditions to Effectiveness of this Amendment. This Amendment shall become effective (the “Amendment No. 1 Effective Date”) upon the satisfaction of the following conditions precedent:

(a)            the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrower and Lenders representing all the Lenders (after giving effect to this Amendment);

(b)         the Administrative Agent shall have received a certificate of IBM dated the Amendment No. 1 Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, and executed by a Responsible Officer and by the Secretary or any Assistant Secretary of IBM;

(c)            the Administrative Agent shall have received the executed legal opinion, with a copy for each Lender, of Frank Sedlarcik, Vice President, Assistant General Counsel and Secretary of IBM, covering such matters reasonably requested by the Administrative Agent;

(d)           the Administrative Agent and the Joint Lead Arrangers shall have received all documentation and other information about IBM as has been reasonably requested in writing at least five days prior to the Effective Date by the Administrative Agent or the Joint Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(e)            on or before the Amendment No. 1 Effective Date, the Administrative Agent shall have received, for its own account and the account of each Lender, as applicable, the fees and expenses in the amounts and on the dates previously agreed to in writing by IBM in connection with this Amendment.

SECTION 4.  Effects on Credit Agreement.  Except as specifically amended herein, all provisions of the Credit Agreement shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or constitute a waiver of or consent to any departure from any term or provision of the Credit Agreement or to any further or future action on the part of the Borrower that would require a waiver or consent of the Required Lenders, all the Lenders or the Administrative Agent, as applicable.  Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

SECTION 5.  Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a)           as of the Amendment No. 1 Effective Date, each of the representations and warranties made by the Borrower in or pursuant to the Amended Credit Agreement shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date as if made on and as of the Amendment No. 1 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date; and

(b)          both immediately prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Amendment No. 1 Effective Date.

SECTION 6.  Expenses.  The Borrower shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses, including, reasonable and documented attorneys’ fees, in connection with or relating to this Amendment.

SECTION 7.  Integration.  This Amendment represents the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein.

2

SECTION 8.  GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.  THE PROVISIONS OF SECTION 11.17 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT TO THE SAME EXTENT AS IF FULLY SET FORTH HEREIN.

SECTION 9.  Counterparts; Electronic Execution.

(a)           This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

(b)            Delivery of an executed counterpart of a signature page of (x) this Amendment that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing in this Amendment shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature  shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Amendment in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment based solely on the lack of paper original copies of this Amendment, including with respect to any signature pages thereto and (iv) waives any claim against any indemnified person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any indemnified liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

INTERNATIONAL BUSINESS MACHINES CORPORATION,
as the Borrower

By:	/s/ Mark Hobbert
	Name:	Mark Hobbert
	Title:	Vice President and Assistant Treasurer

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent and a Lender

By:	/s/ John Kowalczuk
	Name:	John Kowalczuk
	Title:	Executive Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

BNP PARIBAS, as a Lender

By:	/s/ Brendan Heneghan
	Name:	Brendan Heneghan
	Title:	Director

By:	/s/ Nicolas Doche
	Name:	Nicolas Doche
	Title:	Vice President

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: CITIBANK, N.A.,
as a Lender

By:	/s/ Susan Olsen
	Name:	Susan Olsen
	Title:	Vice President

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: Royal Bank of Canada,
as a Lender

By:	/s/ Theodore Brown
	Name:	Theodore Brown
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Banco Santander, S.A., New York Branch,
as a Lender

By:	/s/ Pablo Urgoiti
	Name:	Pablo Urgoiti
	Title:	Managing Director

By:	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Managing Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Dylan Honza
	Name:	Dylan Honza
	Title:	Vice President

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sean Duggan
	Name:	Sean Duggan
	Title:	Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: MIZUHO BANK, LTD.,
as a Lender

By:	/s/ John Davies
	Name:	John Davies
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

MUFG Bank, Ltd.
as a Lender

By:	/s/ Lillian Kim
	Name:	Lillian Kim
	Title:	Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Ming K Chu
	Name:	Ming K Chu	ming.k.chu@db.com
	Title:	Director	+1-212-250-5451

For any Lender requiring a second signature block:

By:	/s/ Annie Chung
	Name:	Annie Chung	annie.chung@db.com
	Title:	Director	+1-212-250-6375

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: GOLDMAN SACHS BANK USA
as a Lender

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: HSBC Bank USA, N.A.,
as a Lender

By:	/s/ Aleem Shamji
	Name:	Aleem Shamji
	Title:	Managing Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

ING Bank N.V., Dublin Branch, as a Lender

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

By:	/s/ Padraig Matthews
	Name:	Padraig Matthews
	Title:	Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: Societe Generale,
as a Lender

By:	/s/ Jonathan Weinberger
	Name:	Jonathan Weinberger
	Title:	Managing Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Irlen Mak
	Name:	Irlen Mak
	Title:	Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: The Toronto-Dominion Bank, New York Branch,
as a Lender

By:	/s/ Michael Borowiecki
	Name:	Michael Borowiecki
	Title:	Authorized Signatory

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: Truist Bank,
as a Lender

By:	/s/ Tyler Stephens
	Name:	Tyler Stephens
	Title:	Director

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Matt S. Scullin
	Name:	Matt S. Scullin
	Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: Wells Fargo Bank, NA,
as a Lender

By:	/s/ Devin Reasons
	Name:	Devin Reasons
	Title:	Vice President

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
as a Lender

By:	/s/ Brian Crowley
	Name:	Brian Crowley
	Title:	Managing Director

For any Lender requiring a second signature block:

By:	/s/ Miriam Trautmann
	Name:	Miriam Trautmann
	Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: Canadian Imperial Bank of Commerce, New York Branch,
as a Lender

By:	/s/ Kelly Petit de Mange
	Name:	Kelly Petit de Mange
	Title:	Executive Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: PNC Bank, National Association,
as a Lender

By:	/s/ Kristin Wenslau
	Name:	Kristin Wenslau
	Title:	Senior Vice President

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Name of Institution: The Bank of Nova Scotia,
as a Lender

By:	/s/ Luke Copley
	Name:	Luke Copley
	Title:	Director

[Signature Page to Amendment No. 1 to Five-Year Credit Agreement]

Schedule I

Schedule 1.1 to Five-Year Credit Agreement

Lender	Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$525,000,000.00
BNP Paribas	$525,000,000.00
Citibank, N.A.	$525,000,000.00
Royal Bank of Canada	$525,000,000.00
Banco Santander, S.A., New York Branch	$375,000,000.00
Bank of America, N.A.	$375,000,000.00
Barclays Bank PLC	$375,000,000.00
Mizuho Bank, Ltd.	$375,000,000.00
MUFG Bank, Ltd.	$375,000,000.00
Deutsche Bank AG New York Branch	$277,500,000.00
Goldman Sachs Bank USA	$277,500,000.00
HSBC Bank USA, N.A.	$277,500,000.00
ING Bank N.V., Dublin Branch	$277,500,000.00
Societe Generale	$277,500,000.00
Sumitomo Mitsui Banking Corporation	$277,500,000.00
The Toronto-Dominion Bank, New York Branch	$277,500,000.00
Truist Bank	$277,500,000.00
U.S. Bank National Association	$277,500,000.00
Wells Fargo Bank, National Association	$277,500,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$187,500,000.00
Canadian Imperial Bank of Commerce, New York Branch	$187,500,000.00
PNC Bank, National Association	$187,500,000.00
The Bank of Nova Scotia	$187,500,000.00
Total:	$7,500,000,000.00

Exhibit A

Amended Credit Agreement

[See Attached]

~~Execution Version~~EXHIBIT A

$7,500,000,000

FIVE-YEAR CREDIT AGREEMENT

among

INTERNATIONAL BUSINESS MACHINES CORPORATION

The Subsidiary Borrowers Parties Hereto

The Several Lenders
from Time to Time Parties Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BNP PARIBAS, CITIBANK, N.A. and ROYAL BANK OF CANADA,
as Syndication Agents

and

MIZUHO BANK, LTD., BANK OF AMERICA, N.A., BARCLAYS BANK PLC, MUFG BANK, LTD. and BANCO SANTANDER, S.A., NEW YORK BRANCH,
as Documentation Agents

Dated as of June 22, 2021

as amended by Amendment No. 1 to Five-Year Credit Agreement, dated as of June 30, 2022

JPMORGAN CHASE BANK, N.A., BNP PARIBAS SECURITIES CORP., CITIBANK, N.A. and RBC CAPITAL MARKETS1,
as Joint Lead Arrangers and Joint Bookrunners

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	1

1.1	Defined Terms	1
1.2	Other Definitional Provisions	~~27~~25
1.3	Interest Rates; ~~LIBOR~~Benchmark Notification	~~28~~26

SECTION 2.	AMOUNT AND TERMS OF US$ FACILITIES	~~28~~27

2.1	Revolving Credit Commitments	~~28~~27
2.2	Procedure for Revolving Credit Borrowing	~~29~~27
2.3	Conversion and Continuation Options for Revolving Credit Loans	~~29~~28
2.4	Minimum Amounts and Maximum Number of ~~Eurodollar~~Term Benchmark Tranches	~~30~~28
2.5	Swing Line Loans	~~30~~28
2.6	Optional Prepayments of Revolving Credit Loans and Swing Line Loans	~~32~~30
2.7	The Competitive Loans	~~32~~30
2.8	Procedure for Competitive Loan Borrowing	~~32~~31
2.9	Repayment of US$ Loans; Evidence of Debt	~~35~~33
2.10	Interest Rates and Payment Dates	~~36~~34
2.11	Fees	~~36~~35
2.12	Computation of Interest and Fees	~~36~~35
2.13	Termination or Reduction of Revolving Credit Commitments	~~37~~35
2.14	Inability to Determine Interest Rate	~~37~~35
2.15	Pro Rata Treatment and Payments	~~39~~37
2.16	Illegality	~~40~~38
2.17	Requirements of Law	~~41~~39
2.18	Taxes	~~43~~41
2.19	Indemnity	~~47~~45
2.20	Change of Lending Office	~~47~~45
2.21	Extension of Termination Date	~~47~~45
2.22	Defaulting Lenders	~~49~~47

SECTION 3.	LOCAL CURRENCY FACILITIES	~~50~~48

3.1	Terms of Local Currency Facilities	~~50~~48
3.2	Currency Fluctuations, etc.	~~52~~50
3.3	Refunding of Local Currency Loans	~~53~~51
3.4	Existing Local Currency Facilities, etc.	~~55~~53

SECTION 4.	REPRESENTATIONS AND WARRANTIES	~~55~~53

4.1	Organization; Powers	~~55~~53
4.2	Authorization	~~56~~53
4.3	Enforceability	~~56~~54
4.4	Governmental Approvals	~~56~~54
4.5	Financial Statements	~~56~~54
4.6	No Material Adverse Change	~~56~~54

i

4.7	No Material Litigation, etc.	~~56~~54
4.8	Federal Reserve Regulations	~~57~~55
4.9	Investment Company Act, etc.	~~57~~55
4.10	Tax Returns	~~57~~55
4.11	No Material Misstatements	~~57~~55
4.12	ERISA	~~57~~55
4.13	Use of Proceeds	~~57~~55
4.14	Anti-corruption Laws	~~57~~55

SECTION 5.	CONDITIONS PRECEDENT	~~58~~56

5.1	Conditions to Effectiveness	~~58~~56
5.2	Conditions to Each US$ Loan	~~59~~57

SECTION 6.	AFFIRMATIVE COVENANTS	~~60~~58

6.1	Existence; Business and Properties	~~60~~58
6.2	Financial Statements, Reports, etc.	~~61~~59
6.3	Notices	~~62~~60
6.4	Anti-Corruption Laws	~~62~~60

SECTION 7.	NEGATIVE COVENANTS	~~62~~60

7.1	Limitation on Secured Debt and Sale and Leaseback Transactions	~~62~~60
7.2	Mergers, Consolidations and Sales of Assets	~~63~~61
7.3	Margin Regulations	~~63~~61
7.4	Consolidated Net Interest Expense Ratio	~~64~~62
7.5	Anti-Corruption Laws	~~64~~62

SECTION 8.	EVENTS OF DEFAULT	~~64~~62

SECTION 9.	THE ADMINISTRATIVE AGENT	~~66~~64

9.1	Appointment	~~66~~64
9.2	Delegation of Duties	~~66~~64
9.3	Exculpatory Provisions	~~66~~64
9.4	Reliance by Administrative Agent	~~66~~64
9.5	Notice of Default	~~67~~65
9.6	Non‑Reliance on Administrative Agent and Other Lenders	~~67~~65
9.7	Indemnification	~~67~~65
9.8	Administrative Agent in Its Individual Capacity	~~68~~66
9.9	Successor Administrative Agent	~~68~~66
9.10	Syndication and Documentation Agents	~~68~~66
9.11	Certain ERISA Matters	~~68~~66
9.12	Acknowledgements of Lenders	~~70~~68

SECTION 10.	GUARANTEE	~~71~~69

10.1	Guarantee	~~71~~69
10.2	No Subrogation	~~72~~69
10.3	Amendments, etc. with respect to the Subsidiary Borrower Obligations	~~72~~70

10.4	Guarantee Absolute and Unconditional	~~72~~70
10.5	Reinstatement	~~73~~71
10.6	Payments	~~73~~71
10.7	Judgments Relating to Guarantee	~~73~~71
10.8	Independent Obligations	~~74~~72

SECTION 11.	MISCELLANEOUS	~~74~~72

11.1	Amendments and Waivers	~~74~~72
11.2	Notices	~~75~~73
11.3	No Waiver; Cumulative Remedies	~~76~~73
11.4	Survival of Representations and Warranties	~~76~~74
11.5	Payment of Expenses	~~76~~74
11.6	Participations	~~77~~75
11.7	Transfers of Competitive Loans	~~78~~75
11.8	Assignments	~~79~~76
11.9	The Register; Disclosure; Pledges to Federal Reserve Banks	~~79~~77
11.10	Changing Designations of Swing Line Lenders and Competitive Loan Lenders	~~80~~78
11.11	Replacement of Lenders under Certain Circumstances	~~80~~78
11.12	Adjustments; Set-off	~~81~~79
11.13	Counterparts	~~81~~79
11.14	Severability	~~82~~79
11.15	Integration; Electronic Signatures	~~82~~79
11.16	GOVERNING LAW	~~83~~80
11.17	Submission To Jurisdiction; Waivers	~~83~~80
11.18	Judgments Relating to Subsidiary Borrowers	~~84~~81
11.19	Acknowledgements	~~84~~82
11.20	WAIVERS OF JURY TRIAL	~~84~~82
11.21	Confidentiality	~~85~~82
11.22	Binding Effect	~~85~~83
11.23	Incremental Revolving Credit Commitments	~~85~~83
11.24	USA PATRIOT Act	~~86~~84
11.25	No Fiduciary Duty, etc.	~~86~~84
11.26	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~87~~84

SCHEDULES

SCHEDULE 1.1	Revolving Credit Commitments and Swing Line Commitments of Lenders
SCHEDULE 3.4	Certain Existing Local Currency Facilities
SCHEDULE 6.2(c)	Compliance Certificate

EXHIBITS

EXHIBIT A-1	Form of Competitive Loan Confirmation
EXHIBIT A-2	Form of Competitive Loan Offer
EXHIBIT A-3	Form of Competitive Loan Request
EXHIBIT B-1	Form of Subsidiary Borrower Notice and Designation
EXHIBIT B-2	Form of Subsidiary Borrower Request
EXHIBIT C	Form of Closing Certificate
EXHIBIT D	[Reserved]
EXHIBIT E	Form of Assignment and Assumption
EXHIBIT F	Form of Local Currency Facility Addendum
EXHIBIT G-1	Form of Revolving Credit Loan Promissory Note
EXHIBIT G-2	Form of Competitive Loan Promissory Note
EXHIBIT H	[Reserved]
EXHIBIT I-1	Form of New Lender Supplement
EXHIBIT I-2	Form of Incremental Commitment Supplement
EXHIBIT J	Form of Extension Request
EXHIBIT K	Form of U.S. Tax Compliance Certificates

FIVE-YEAR CREDIT AGREEMENT, dated as of June 22, 2021~~,~~ (as amended by Amendment No. 1 to Five-Year Credit Agreement, dated as of June 30, 2022), among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“IBM”), each Subsidiary Borrower (as hereinafter defined), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), BNP PARIBAS, CITIBANK, N.A. and ROYAL BANK OF CANADA, as syndication agents (in such capacity, the “Syndication Agents”), and MIZUHO BANK, LTD., BANK OF AMERICA, N.A., BARCLAYS BANK PLC, MUFG BANK, LTD. and BANCO SANTANDER, S.A., NEW YORK BRANCH, as documentation agents (in such capacity, the “Documentation Agents”).

The parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS

1.1   Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“1985 Indenture”:  the Indenture, dated as of July 15, 1985, between IBM and The Bank of New York (successor to Morgan Guaranty Trust Company of New York), as Trustee.

“1990 Indenture”:  the Indenture, dated as of March 1, 1990, between IBM and The Bank of New York, as Trustee.

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the ~~Eurodollar~~Adjusted Term SOFR Rate that would be calculated as of such day (or, if such day is not a U.S. Government Securities Business Day, as of the immediately preceding U.S. Government Securities Business Day) in respect of a proposed ~~Eurodollar~~Term Benchmark Loan with a one-month Interest Period plus 1.0%~~;  provided that for the purpose of this definition, the Eurodollar Rate for any day shall be based on the Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day~~.  For purposes hereof:  “Prime Rate” shall mean the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or such ~~Eurodollar~~Adjusted Term SOFR Rate shall be effective on the effective day of such change in the Prime Rate, the NYFRB Rate or such ~~Eurodollar~~Adjusted Term SOFR Rate, respectively.  If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the ABR as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Act”:  as defined in Section 11.24.

“Adjusted Daily Simple SOFR”: an interest rate per annum equal to the sum of (a) the Daily Simple SOFR plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate”: with respect to any Term Benchmark Loan, an interest rate per annum equal to the sum of (a) the Term SOFR Rate for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Outstanding Revolving Extensions of Credit”:  as to any Lender at any time, the aggregate principal amount of all Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by such Lender then outstanding.

“Aggregate Outstanding US$ Revolving Extensions of Credit”:  as to any Lender at any time, the aggregate principal amount of all Revolving Credit Loans, Swing Line Loans and Funded Participations in respect of Swing Line Loans made by such Lender then outstanding.

“Agreement”:  this Five-Year Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Amendment No. 1”: that certain Amendment No. 1 to Five-Year Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date”: June 30, 2022.

“Ancillary Document”:  as defined in Section 11.15(b).

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to IBM or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Index Rate”: in respect of any Index Rate Competitive Loan of a specified maturity requested pursuant to an Index Rate Competitive Loan Request, the ~~rate of interest, determined on the basis of the rate for deposits in Dollars~~Adjusted Term SOFR Rate for an Interest Period with a maturity comparable to the maturity applicable to such Index Rate Competitive Loan~~, appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the Borrowing Date in respect of such Index Rate Competitive Loan (the “Index Screen Rate”).  In the event that such rate does not appear on such page (or otherwise on such screen), the “Applicable Index Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and IBM or, in the absence of such agreement, the “Applicable Index Rate” shall instead be the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Index Screen Rate for the longest period (for which that Index Screen Rate is available in Dollars) that is shorter than the Interest Period applicable to such Index Rate Competitive Loan and (b) the Index Screen Rate for the shortest period (for which that Index Screen Rate is available for Dollars) that exceeds the Interest Period applicable to such Index Rate Competitive Loans, in each case, at such time with a maturity comparable to the maturity applicable to such Index Rate Competitive Loan and in an amount comparable to the amount of such Index Rate Competitive Loan.~~.

“Applicable Margin”:  on any date, with respect to (a) any ~~Eurodollar~~Term Benchmark Loan, a rate per annum equal to the applicable margin corresponding to the Status then in effect on such date of determination as set forth below and (b) any ABR Loan, a rate per annum equal to the applicable margin corresponding to the Status then in effect on such date of determination as set forth below.

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status

~~Eurodollar~~Adjusted Term SOFR Applicable Margin	0.625%	0.75%	0.875%	1.00%	1.125%

ABR Applicable Margin	0.00%	0.00%	0.00%	0.00%	0.125%

“Attributable Debt”:  as of any date of determination, the present value (discounted semiannually at the Attributable Interest Rate) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales).  In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

“Attributable Interest Rate”:  as of the date of its determination, the weighted average of the interest rates (or the effective rate in the case of original issue discount securities or discount securities) of (a) all Outstanding Securities (as such term is defined in the 1990 Indenture) of IBM under the 1990 Indenture and all securities of IBM issued and outstanding (as defined in the 1985 Indenture) under the 1985 Indenture to which Sections 6.05 and 6.06 of the 1985 Indenture apply (and whose application has not been waived), or (b) at any time when no securities of IBM referred to in clause (a) of this sentence are outstanding, all outstanding Loans and all other outstanding Funded Debt of IBM.

“Available Revolving Credit Commitment”:  as to any Lender, at any time of determination, an amount equal to such Lender’s Revolving Credit Commitment at such time minus such Lender’s Aggregate Outstanding Revolving Extensions of Credit at such time.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Day”:  in respect of any city, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in that city.

“Bankruptcy Event”:  with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, other than via an Undisclosed Administration, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark”: initially, the ~~Eurodollar~~Adjusted Term SOFR Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election , as applicable,~~  and its related Benchmark Replacement Date have occurred with respect to the ~~Eurodollar~~Adjusted Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 2.14.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1) the ~~sum of: (a)~~Adjusted Daily Simple SOFR; and ~~(b) the related Benchmark Replacement Adjustment;~~

(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~.

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion;~~ provided ~~further that, notwithstanding anything to the contrary in this Agreement, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such

Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time~~;~~.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,”  the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with IBM, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date”: the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein~~;~~.

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or~~

~~(4) in the case of an Early Opt-in Election or Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.14.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan

Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as applicable, IBM or the relevant Subsidiary Borrower.

“Borrower Obligations”:  any and all obligations of any Borrower for the payment of money hereunder or in respect hereof, whether absolute or contingent (including, in the case of IBM, its obligations pursuant to the guarantee contained in Section 10).

“Borrowing Date”:  any Business Day specified in a notice pursuant to Section 2.2, 2.5 or 2.8 as a date on which the relevant Borrower requests US$ Loans to be made hereunder and, for the purposes of Section 3, any other date on which the relevant Borrower requests Local Currency Loans to be made under a Local Currency Facility.

“Business Day”:  ~~a~~any day (other than a Saturday~~,~~ or Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan or an Index Rate Competitive Loan with respect to which the Eurodollar Rate or the Applicable Index Rate is determined based upon the Reuters screen in accordance with the definition of Eurodollar Rate or Applicable Index Rate, as the case may be, “Business Day” shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York.~~; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Calculation Date”:  (a) the last Business Day of each calendar month and (b) at the Administrative Agent’s option in its sole discretion, any Business Day on which a Borrower gives the Administrative Agent a notice requesting US$ Loans to be made hereunder.

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator as selected by the Administrative Agent).

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Percentage”:  as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans and Funded Participations then outstanding constitutes of the aggregate principal amount of the Loans and Funded Participations of all Lenders then outstanding).

“Commitments”:  the collective reference to the Revolving Credit Commitments and any commitments to make Local Currency Loans under any Local Currency Facility.

“Commitment Fee Rate”:  with respect to any day, a rate per annum equal to the applicable rate per annum set forth below corresponding to the Status then in effect for such day:

Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status

0.04%	0.05%	0.07%	~~0.09~~0.08%	0.11%

“Competitive Loan”:  each loan made pursuant to Section 2.7.

“Competitive Loan Assignee”:  as defined in Section 11.7(a).

“Competitive Loan Assignment”:  any assignment by a Competitive Loan Lender to a Competitive Loan Assignee of a Competitive Loan; any such Competitive Loan Assignment to be registered in the Register must set forth, in respect of the Competitive Loan Assignee thereunder, the full name of such Competitive Loan Assignee, its address for notices, its lending office address (in each case with telephone and facsimile transmission numbers) and payment instructions for all payments to such Competitive Loan Assignee, and must contain an agreement by such Competitive Loan Assignee to comply with the provisions of Sections 2.18, 2.20, 11.7 and 11.21.

“Competitive Loan Borrowing Period”:  the period from and including the Effective Date until the earlier of (a) the date which is 14 days prior to the Termination Date and (b) the last day of the Revolving Credit Commitment Period.

“Competitive Loan Confirmation”:  each confirmation by the relevant Borrower of its acceptance of Competitive Loan Offers, which Competitive Loan Confirmation shall be substantially in the form of Exhibit A-1 and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

“Competitive Loan Lender”:  each Lender that has agreed to offer to make Competitive Loans hereunder and each other Lender that shall hereafter be designated as a Competitive Loan Lender in accordance with the provisions of Sections 11.7 and 11.10.

“Competitive Loan Maturity Date”:  as to any Competitive Loan, the date specified by the relevant Borrower pursuant to Section 2.8(d)(ii) in its acceptance of the related Competitive Loan Offer.

“Competitive Loan Offer”:  each offer by a Competitive Loan Lender to make Competitive Loans pursuant to a Competitive Loan Request, which Competitive Loan Offer shall contain the information specified in Exhibit A-2 and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

“Competitive Loan Request”:  each request by the relevant Borrower for Competitive Loan Lenders to submit bids to make Competitive Loans, which request shall contain the information in respect of such requested Competitive Loans specified in Exhibit A-3 and shall be delivered to the Administrative Agent in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

“Consolidated Adjusted Cash Flow”:  for any period, earnings before income taxes of IBM and its consolidated Subsidiaries for such period, excluding gains or losses from the divestiture or sale of a business and any other non-cash gain or loss arising other than in the ordinary course of business, plus, to the extent deducted in arriving at earnings before income taxes of IBM and its consolidated Subsidiaries for such period, the sum of (i) Consolidated Net Interest Expense, (ii) depreciation expense, (iii) amortization expense and (iv) restructuring charges minus the sum of (a) cash payments made during such period in respect of restructuring charges, (b) payments made during such period for plant, rental machines and other property excluding acquisitions of businesses (net of proceeds received during such period from dispositions of plant, rental machines and other property excluding divestitures or sales of businesses) and (c) investment in software for such period, all as determined on a consolidated basis in accordance with GAAP and, where applicable, determined by reference to the consolidated income statement or (including in the case of clauses (b) and (c) above) statement of cash flows of IBM and its consolidated Subsidiaries.

“Consolidated Net Interest Expense”:  for any period, (a) total interest cost of IBM and its Subsidiaries for such period minus (b) interest income of IBM and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Interest Expense Ratio”:  for any period, the ratio of Consolidated Adjusted Cash Flow for such period to Consolidated Net Interest Expense for such period.

“Consolidated Net Tangible Assets”:  at any date, the total assets appearing on the consolidated balance sheet of IBM and its Subsidiaries most recently delivered to the Administrative Agent pursuant to Section 4.5, 6.2(a) or 6.2(b), as the case may be, less (a) all current liabilities as shown on such statement and (b) intangible assets.  As used herein, “intangible assets” means the value (net of any applicable reserves) as shown on or reflected in such statement, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium; but in no event shall the term “intangible assets” include program products.

“Controlled Person”:  any corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by IBM.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Party”:  the Administrative Agent and the Swing Line Lenders.

“Daily Simple SOFR”: for any day~~,~~  (a “SOFR~~, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~ Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate

Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt”:  with respect to any Person, without duplication, all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others).

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”:  any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified IBM or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Subsidiary Borrower”:  any Subsidiary Borrower which (a) is organized under the laws of the United States of America, any state, Territory or possession thereof or the District of Columbia or (b) conducts a substantial portion of its business or maintains a substantial portion of its property or assets in any one or more of the foregoing jurisdictions.

~~“Early Opt-in Election”: if the then current Benchmark is Eurodollar Rate, the occurrence of:~~

~~(1)   a notification by the Administrative Agent to (or the request by IBM to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)   the joint election by the Administrative Agent and IBM to trigger a fallback from Eurodollar Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders.~~

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”:  as defined in Section 5.1.

“Electronic Signature”:  an electronic signature, sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar Loans”:  Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.~~

~~“Eurodollar Rate”:  with respect to any Eurodollar Loans for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on the LIBOR01 or LIBOR02 page of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement;~~ provided~~,~~ further~~, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the Eurodollar Rate shall be the Interpolated Rate at such time.  “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that~~

~~exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~“Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).~~

 “Event of Default”:  any of the events specified in Section 8, provided that all requirements for the giving of notice and/or the lapse of time have been satisfied.

“Exchange Rate”:  on any particular date, the rate at which Euros may be exchanged into Dollars, as set forth on such date on ICE Data Services as the “ask price” or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services.  In the event that such rate does not appear on ICE Data Services (or on any information service which publishes that rate of exchange from time to time in place of ICE Data Services), the “Exchange Rate” with respect to Euros shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and IBM or, in the absence of such agreement, such “Exchange Rate” shall instead be the rate that the Administrative Agent determines after using any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Existing Credit Agreement”:  the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended prior to the date hereof), among IBM, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Termination Date”:  as defined in Section 2.21(c).

“Extension Request”:  as defined in Section 2.21(a).

“Extension Request Deadline”:  as defined in Section 2.21(b).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate”:  for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Finance Lease”: with respect to any Person, any lease that is or is required to be accounted for as a finance lease (and, for the avoidance of doubt, not as an operating lease) on the balance sheet of such Person prepared in accordance with GAAP.

“Fixed Rate Competitive Loan Request”:  any Competitive Loan Request requesting the Competitive Loan Lenders to offer to make Fixed Rate Competitive Loans.

“Fixed Rate Competitive Loans”:  Competitive Loans the rate of interest applicable to which is equal to a fixed percentage rate per annum specified by the Competitive Loan Lender making such Loan in its Competitive Loan Offer (as opposed to a rate composed of the Applicable Index Rate plus or minus a margin).

“Floor” ~~means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate~~: 0.00%.

“Foreign Subsidiary Borrower”:  any Subsidiary Borrower other than a Domestic Subsidiary Borrower.

“Funded Debt”:  any Debt maturing by its terms more than one year from the date of the issuance thereof, including any Debt renewable or extendible at the option of the obligor to a date later than one year from the date of the original issuance thereof.

“Funded Participations”:  any participations in Swing Line Loans or Local Currency Loans that have actually been funded by a Lender pursuant to Section 2.5(c), 3.3(b) or 3.3(c), as applicable, and have not been repaid or converted into Loans.

“GAAP”:  generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“IBA”: as defined in Section 1.3.

“Incremental Commitment Supplement”:  as defined in Section 11.23(c).

“Indebtedness”:  with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than indebtedness to trade creditors and service providers incurred in the ordinary course of business, (b) obligations, contingent or otherwise, of such Person in connection with (i) letter of credit facilities or bankers’ acceptance facilities and (ii) interest rate swap agreements, interest rate cap agreements or similar arrangements used by a Person to fix or cap a floating rate of interest to a negotiated maximum rate or amount, or other similar facilities including currency swaps, (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person to pay rent or other amounts under a Finance Lease, (f) all indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (g) all Indebtedness of others guaranteed by such Person.  For purposes of this Agreement, the amount of any Indebtedness referred to in clause (b)(ii) of the preceding sentence shall be the amounts, including any termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated.  For purposes of this Agreement, Indebtedness shall not include any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) which are primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial assets which have been sold or transferred by IBM or any Subsidiary in securitization transactions (“Securitization Transactions”) which, in accordance with GAAP, are accounted for as sales for financial reporting purposes.  The definitions of Debt and Indebtedness in this Section 1.1 shall be independent in construction, interpretation and application.

“Index Rate Competitive Loan”:  Competitive Loans the rate of interest applicable to which is equal to the Applicable Index Rate plus or minus a margin.

“Index Rate Competitive Loan Request”:  any Competitive Loan Request requesting the Competitive Loan Lenders to offer to make Index Rate Competitive Loans.

“Interest Payment Date”:  (a) as to any ABR Loan (other than Swing Line Loans which do not constitute Unrefunded Swing Line Loans), the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date, (b) as to any Swing Line Loan which does not constitute an Unrefunded Swing Line Loan, the last day such Loan is outstanding, (c) as to any ~~Eurodollar~~Term Benchmark Loan having an Interest Period of three months or less, the last day of such Interest Period, (d) as to any ~~Eurodollar~~Term SOFR Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (e) as to any Fixed Rate Competitive Loan, each interest payment date specified by the relevant Borrower for such Loan in the related Competitive Loan Request (including, in any event, the Competitive Loan Maturity Date in respect of such Loan) and (f) as to any Index Rate Competitive Loan, (i) the Competitive Loan Maturity Date in respect of such Loan and (ii) each date (if any) occurring prior to such Competitive Loan Maturity Date which is three months, or a whole multiple thereof, after the Borrowing Date in respect of such Loan.

“Interest Period”:  with respect to any ~~Eurodollar~~Term Benchmark Loan:

(a)  initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such ~~Eurodollar~~Term Benchmark Loan and ending one, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)  thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such ~~Eurodollar~~Term Benchmark Loan and ending one, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)  any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

(iii)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

~~“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Joint Lead Arrangers”:  JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Citibank, N.A. and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners pursuant to this Agreement.

“Lender Addendum”: an instrument, substantially in the form of Exhibit H, by which a Lender becomes a party to this Agreement as of the Effective Date.

“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lender Parties”: the Administrative Agent, the Syndication Agents, the Documentation Agents, the Swing Line Lenders and the Lenders, and any affiliate of any of the foregoing.

“Level I Status”:  exists at any date if, at such date, IBM has a long-term senior unsecured debt rating of AA- or better by S&P or Aa3 or better by Moody’s.

“Level II Status”:  exists at any date if, at such date, Level I Status does not exist and IBM has a long-term senior unsecured debt rating of A+ or better by S&P or A1 or better by Moody’s.

“Level III Status”:  exists at any date if, at such date, neither Level I Status nor Level II Status exists and IBM has a long-term senior unsecured debt rating of A or better by S&P or A2 or better by Moody’s.

“Level IV Status”:  exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and IBM has a long-term senior unsecured debt rating of A- or better by S&P or A3 or better by Moody’s.

“Level V Status”:  exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

“Lien”:  with respect to any asset, any mortgage, pledge, security interest, lien, charge or other encumbrance whatsoever.

“Loan”:  any US$ Loan or Local Currency Loan.

“Local Currency”:  Dollars and any currency other than Dollars as to which an Exchange Rate may be calculated.

“Local Currency Facility”:  any credit facility designated as a “Local Currency Facility” pursuant to a Local Currency Facility Addendum and providing for borrowings in a Local Currency.

“Local Currency Facility Addendum”:  a Local Currency Facility Addendum received by the Administrative Agent substantially in the form of Exhibit F and conforming to the requirements of Section 3.

“Local Currency Facility Maximum Borrowing Amount”:  as defined in Section 3.1(b).

“Local Currency Facility Stated Maximum Borrowing Amount”:  the stated amount of any Local Currency Facility Maximum Borrowing Amount, without giving effect to any reductions thereof effected pursuant to Section 3.2(c) or (d).

“Local Currency Lender”:  any Lender (or, if applicable, any affiliate, branch or agency thereof) party to a Local Currency Facility.

“Local Currency Lender Maximum Borrowing Amount”:  as defined in Section 3.1(b).

“Local Currency Lender Stated Maximum Borrowing Amount”:  the stated amount of any Local Currency Lender Maximum Borrowing Amount, without giving effect to any reductions thereof pursuant to Section 3.2(c) or (d).

“Local Currency Loan”:  any loan made pursuant to a Local Currency Facility.

“Local Currency Loans (US$ Equivalent)”:  the US$ Equivalent of the relevant Local Currency Loans.

“Local Currency Responsible Lender”:  with respect to any Lender, or affiliate, branch or agency thereof, party to a Local Currency Facility, such Lender.

“Margin Stock”:  as defined under Regulation U.

“Material Adverse Effect”:  a material adverse effect on (a) the financial condition of IBM and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent and the Lenders hereunder.

“Maximum Subsidiary Borrowing Amount”:  as defined in Section 5.2(d).

“Moody’s”:  Moody’s Investors Services, Inc. and its successors.

“New Lender”:  as defined in Section 11.23(b).

“New Lender Supplement”:  as defined in Section 11.23(b).

“Non-Excluded Taxes”:  as defined in Section 2.18(a).

“Non-Extending Lender”:  as defined in Section 2.21(b).

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate (which if less than zero shall be deemed zero) in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a ~~Banking~~Business Day, for the immediately preceding ~~Banking~~Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero.

~~“Other Benchmark Rate Election”: if the then-current Benchmark is the Eurodollar Rate, the occurrence of:~~

~~(a) a request by IBM to the Administrative Agent to notify each of the other parties hereto that, at the determination of IBM, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~

~~(b) the Administrative Agent, in its sole discretion, and IBM jointly elect to trigger a fallback from the Eurodollar Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to IBM and the Lenders.~~

“Other Connection Taxes”: with respect to the Administrative Agent, any Lender or any Transferee, taxes imposed as a result of a present or former connection between the Administrative Agent, such Lender or such Transferee, and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Lender or such Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement, or sold or assigned an interest in any Loan or this Agreement).

“Other Taxes”:  all present or future stamp, court, or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment request by a Borrower under Section 11.11).

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings denominated in Dollars by U.S. managed banking offices of depository institutions (as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time) and published on the next succeeding business day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).

“Participant”:  as defined in Section 11.6.

“Payment”:  as defined in Section 9.12.

“Payment Notice”:  as defined in Section 9.12.

“Permitted Liens”:  (a)  pledges or deposits made to secure obligations of IBM or a Restricted Subsidiary under workmen’s compensation laws or similar legislation; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, vendors’, repairmen’s or other like Liens incurred in the ordinary course of business; (c) governmental (Federal, state or municipal) Liens arising out of contracts for the purchase of products of IBM or a Restricted Subsidiary, and deposits or pledges to obtain the release of any of the foregoing Liens; (d) Liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings; (e) leases made or existing on Principal Property entered into in the ordinary course of business by IBM or a Restricted Subsidiary; (f) landlords’ Liens under leases of Principal Property to which IBM or a Restricted Subsidiary is a party; (g) zoning restrictions, easements, licenses or restrictions on the use of Principal Property or minor irregularities in the title thereto; (h) deposits in connection with bids, tenders or contracts (other than for the payment of money) to which IBM or any Restricted Subsidiary is a party; (i) deposits to secure public or statutory obligations of IBM or any Restricted Subsidiary; (j) deposits in connection with obtaining or maintaining self‑insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; (k) deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which IBM or any Restricted Subsidiary is a party; and (l) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings.

“Person”:  an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Principal Property”:  any land, land improvements, buildings and associated factory, laboratory and office equipment (excluding all products marketed by IBM or any Subsidiary) constituting a manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility (a) is owned by or leased to IBM or any Restricted Subsidiary, (b) is located within the United States, and (c) has an acquisition cost plus capitalized improvements in excess of 0.15% of Consolidated Net Tangible Assets as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a state, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is, or at the time of issuance of such obligations was determined by counsel to be, excludable from the gross income of the holders thereof (other than a “substantial user” of such facility or a “related person” as those terms were used in Section 147 of the Code) pursuant to the provisions of Section 103 and related Sections of the Code (or any similar provisions hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility which the Board of Directors of IBM, or a duly authorized committee thereof, may by resolution declare is not of material importance to IBM and the Restricted Subsidiaries, taken as a whole (provided that IBM has delivered written notice of such declaration to the Administrative Agent), and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than IBM and any Subsidiary and in which the interest of IBM and all Subsidiaries does not exceed 50%.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Date”:  as defined in Section 2.21(c).

“Purchasing Lender”:  as defined in Section 11.8(a).

“Reference Time”:  with respect to any setting of the then-current Benchmark, ~~11:00 a.m., London~~(1) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting~~.~~, (2) if such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting and (3) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR the time determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower..

“Register”:  as defined in Section 11.9(a).

“Regulation T”:  Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U”:  Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X”:  Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB~~,~~  or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Required Lenders”:  at any date, the holders of more than 50% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated or for the purposes of determining whether to accelerate the Loans pursuant to Section 8, of the aggregate unpaid principal amount of the Loans and Funded Participations.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By‑Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reset Date”:  as defined in Section 3.2(a).

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”:  the Chief Executive Officer, the Chief Financial Officer, the Vice President and Treasurer,  the Vice President and Corporate Treasurer, the Vice President and Controller, any Assistant Controller and any Assistant Treasurer of IBM.

“Restricted Securities”:  any capital stock or Indebtedness of any Restricted Subsidiary.

“Restricted Subsidiary”:  (a) any Subsidiary (i) which has substantially all its property within the United States of America, (ii) which owns or is a lessee of any property that would be a Principal Property but for clause (a) of the definition of such term contained in this Section 1.1, and (iii) in which the investment of IBM and all other Subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; provided, however, that the term “Restricted Subsidiary” shall not include (A) any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing (whether through long‑ or short‑term borrowings, pledges, discounts or otherwise) the sales, leasing or other operations of IBM and its Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, and (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which but for this proviso would qualify as Principal Property or (B) any Subsidiary acquired or organized after July 15, 1985, for the purpose of acquiring the stock or business or assets of any Person other than IBM or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary shall not have, since such date, and does not hereafter acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of IBM or any Restricted Subsidiary; and (b) any other Subsidiary which is hereafter designated by the Board of Directors of IBM, or a duly authorized committee thereof, as a Restricted Subsidiary.

“Revolving Credit Borrowing Share”:  for any borrowing of Revolving Credit Loans, with respect to any Lender, an amount equal to such Lender’s Adjusted Revolving Credit Commitment Percentage of the amount of such borrowing.  As used in this definition, “Adjusted Revolving Credit Commitment Percentage” means, as to any Lender, at any time of determination, the percentage which such Lender’s Available Revolving Credit Commitment then constitutes of the aggregate Available Revolving Credit Commitments of all Lenders at such time.

“Revolving Credit Commitment”:  as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

“Revolving Credit Commitment Period”:  the period from and including the Effective Date to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

“Revolving Credit Loans”:  as defined in Section 2.1.

“S&P”:  Standard & Poor’s Financial Services LLC and its successors.

“Sale and Leaseback Transaction”:  any arrangement with any Person providing for the leasing by IBM or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by IBM or such Restricted Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between IBM and a Restricted Subsidiary or between Restricted Subsidiaries; and (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

“Sanctioned Country”: at any time, a country, region or territory that is itself or whose government is the subject or target of any Sanctions (~~currently,~~at the time of the Amendment No. 1 Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or her Majesty’s Treasury of the United Kingdom, (b) any Person, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or controlled (to the knowledge of IBM) by any such Person or Persons.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom .

“SEC”:  the Securities and Exchange Commission and any successor agency.

“Secured Debt”:  (a) Debt of IBM or a Restricted Subsidiary which is secured by any Lien other than a Permitted Lien upon any Principal Property or Restricted Securities and (b) Indebtedness of IBM or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but “Secured Debt” shall not include any of the following:

(i)   Debt of IBM and the Restricted Subsidiaries outstanding on July 15, 1985, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to, Principal Property or Restricted Securities;

(ii)   Debt of IBM or a Restricted Subsidiary secured by (A) purchase money Liens upon Principal Property or Restricted Securities acquired after July 15, 1985, or (B) Liens placed on Principal Property after July 15, 1985, during construction or improvement thereof (including any improvements on property which resulted or will result in such property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such Principal Property or improvement, or placed on Restricted Securities acquired after July 15, 1985, or (C) conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after July 15, 1985, if (in each case referred to in this subparagraph (ii)) (x) such Lien or agreement secures all or any part of the Debt incurred for the purpose of financing all or any part of the purchase price or cost of construction of such Principal Property or improvement or Restricted Securities and (y) such Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property or Restricted Securities so acquired or the

Principal Property, or portion thereof, on which the property so constructed, or such improvement, is located; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien or agreement exceeds the cost to IBM or such Restricted Subsidiary of the related acquisition, construction or improvement shall be considered to be “Secured Debt”;

(iii)   Debt of IBM or a Restricted Subsidiary secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of such Principal Property or Restricted Securities by IBM or a Restricted Subsidiary;

(iv)   Debt of Restricted Subsidiaries owing to IBM or any other Restricted Subsidiary or Debt of IBM owing to any Restricted Subsidiary;

(v)   in the case of any corporation which becomes (by any manner whatsoever), as the case may be, a Restricted Subsidiary after the Effective Date, Debt secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property which constitutes Principal Property or Restricted Securities, which Liens shall have existed or exist, as the case may be, at the time such corporation shall have become or becomes, as the case may be, a Restricted Subsidiary;

(vi)   guarantees by IBM of Secured Debt and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Debt and Attributable Debt of IBM and any other Restricted Subsidiaries;

(vii)   Debt arising from any Sale and Leaseback Transaction;

(viii)   Debt secured by Liens on property of IBM or a Restricted Subsidiary in favor of the United States of America, any state, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any state, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if such Debt was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien exceeds the cost to IBM or such Restricted Subsidiary of the related acquisition or construction shall be considered to be “Secured Debt”; and

(ix)   the replacement, extension or renewal (or successive replacements, extensions or renewals) of any Debt (in whole or in part) excluded from the definition of “Secured Debt” by subparagraphs (i) through (viii) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Debt shall extend to or cover any Principal Property or any Restricted Securities, other than such property which secured the Debt so replaced, extended or renewed (plus improvements on or to any such Principal Property); provided, further, however, that to the extent that such replacement, extension or renewal increased or increases the principal amount of Debt secured by such Lien or was or is in a principal amount in excess of the principal amount of Debt excluded from the definition of “Secured Debt” by subparagraphs (i) through (viii) above, the amount of such increase or excess shall be considered to be “Secured Debt”.

In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Debt to be included more than once in the calculation of “Secured Debt” as that term is used herein.

“Securitization Transactions”:  as defined in the definition of Indebtedness.

“Significant Subsidiary”:  any Subsidiary that would be a “significant subsidiary” within the meaning of Rule 1‑02 of the SEC’s Regulation S‑X.

“SOFR”: ~~with respect to any Business Day,~~ a rate per annum equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date”: as defined in the definition of Daily Simple SOFR.

“SOFR Rate Day”: as defined in the definition of Daily Simple SOFR.

“Status”:  as to IBM, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

“Subsidiary”:  (a) any corporation of which IBM owns or controls more than 50% of the outstanding Voting Stock or (b) any such corporation of which such percentage of shares of outstanding Voting Stock shall at the time be owned or controlled by IBM or one or more Subsidiaries as defined in clause (a) or by one or more such Subsidiaries.

“Subsidiary Borrower”:  a Subsidiary or Controlled Person (a) which is designated as a Subsidiary Borrower by IBM with the consent of the Administrative Agent, (b) which has delivered to the Administrative Agent a Subsidiary Borrower Request and (c) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section 5.2(d).

“Subsidiary Borrower Notice and Designation”:  a notice and designation, substantially in the form of Exhibit B-1, which may be delivered by IBM, and received and consented to by the Administrative Agent, and which shall identify a Subsidiary Borrower and the Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower, and shall be accompanied by a Subsidiary Borrower Request.

“Subsidiary Borrower Obligations”:  with respect to each Subsidiary Borrower, the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans made to such Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the US$ Loans and Local Currency Loans made to such Borrower and all other obligations and liabilities of such Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Local Currency Facility or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) to the Administrative Agent or to any Lender that are required to be paid by such Borrower pursuant to this Agreement or any Local Currency Facility) or otherwise.

“Subsidiary Borrower Request”:  a request, substantially in the form of Exhibit B-2, which is received by the Administrative Agent in connection with a Subsidiary Borrower Notice and Designation.

“Swing Line Borrower”:  IBM and, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), any Subsidiary Borrower designated as a “Swing Line Borrower” in the relevant Subsidiary Borrower Notice and Designation.

“Swing Line Borrowing Share”:  for any borrowing of Swing Line Loans, with respect to any Swing Line Lender, an amount equal to such Swing Line Lender’s Adjusted Swing Line Commitment Percentage of the amount of such borrowing.

As used in this definition:

“Adjusted Swing Line Commitment Percentage” means, as to any Swing Line Lender, at any time of determination, the percentage which such Swing Line Lender’s Available Swing Line Commitment then constitutes of the aggregate Available Swing Line Commitments of all Swing Line Lenders at such time.

“Available Swing Line Commitment”:  as to any Swing Line Lender, at any time of determination, an amount equal to the lesser of (a) such Swing Line Lender’s Swing Line Commitment at such time minus the aggregate principal amount of all Swing Line Loans made by such Swing Line Lender then outstanding and (b) such Swing Line Lender’s Revolving Credit Commitment at such time minus such Swing Line Lender’s Aggregate Outstanding Revolving Extensions of Credit at such time.

“Swing Line Commitment”:  as to any Swing Line Lender, the obligation of such Lender to make Swing Line Loans to the Swing Line Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Swing Line Lender’s name on Schedule 1.1, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

“Swing Line Exposure”:  at any time, the sum of the aggregate amount of all outstanding Swing Line Loans at such time.  The Swing Line Exposure of any Lender at any time shall be its Revolving Credit Borrowing Share of the total Swing Line Exposure at such time.

“Swing Line Lender”:  each of the Lenders that have agreed to make Swing Line Loans hereunder as indicated on Schedule 1.1 and each other Lender that shall hereafter be designated as a Swing Line Lender in accordance with the provisions of Sections 11.8 and 11.10.

“Swing Line Loan”:  as defined in Section 2.5(a).

“taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including interest, additions to tax or penalties applicable thereto.

~~“Term SOFR”: for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Term Benchmark”: Revolving Credit Loans the rate of interest applicable to which is based upon the Adjusted Term SOFR Rate.

“Term Benchmark Tranche”: the collective reference to Term Benchmark Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Term Benchmark Loans shall originally have been made on the same day).

“Term SOFR ~~Notice”: a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event~~Determination Day” as defined in the definition of Term SOFR Reference Rate.

“Term SOFR ~~Transition Event”: the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.~~Rate”: with respect to any borrowing of Term Benchmark Loans and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any borrowing of Term Benchmark Loans denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date”: June 22, ~~2026~~2027, as such date may be extended pursuant to Section 2.21 (or if such date is not a Business Day, the Business Day immediately prior thereto).

“Transactions”:  as defined in Section 4.2.

“Transferee”:  as defined in Section 11.9.

“Type”:  (a) as to any Revolving Credit Loan, its nature as a ABR Loan or a ~~Eurodollar~~Term Benchmark Loan and (b) as to any Competitive Loan, its nature as a Fixed Rate Competitive Loan or an Index Rate Competitive Loan.

“UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"Undisclosed Administration": in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unrefunded Swing Line Loans”:  as defined in Section 2.5(c).

“US$ Equivalent”:  on any date of determination, with respect to any amount in any Local Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Local Currency then in effect as determined pursuant to Section 3.

“US$ Facility Overage”:  an amount equal to the excess of (a) the aggregate Revolving Credit Commitments over (b) the aggregate amount of all Local Currency Facility Maximum Borrowing Amounts (determined, if applicable, after giving effect to any reduction therein made pursuant to Section 3.2(c)).

“US$ Loan”:  any Revolving Credit Loan, Swing Line Loan or Competitive Loan made pursuant to this Agreement.

“US$ Revolving Credit Overage”:  with respect to any Lender, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment over (b) the aggregate Local Currency Lender Stated Maximum Borrowing Amounts with respect to all Local Currency Facilities to which such Lender is a party.

“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Stock”:  with respect to any Person, outstanding capital stock of such Person ordinarily (and apart from rights exercisable upon the occurrence of any contingency) having the power to vote in the election of directors of such Person.

“Write-Down and Conversion Powers”:  (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-in Legislation Schedule to cancel, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations, of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2   Other Definitional Provisions.

(a)   Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any instrument, certificate or other document made or delivered pursuant hereto.

(b)   As used herein and in any instrument, certificate or other document made or delivered pursuant hereto, accounting terms relating to IBM and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, provided that, if IBM notifies the Administrative Agent that IBM requests an amendment of any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies IBM that the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c)   The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  References herein do not include references to any provision of any Local Currency Facility or Loans outstanding thereunder unless otherwise specified.

(d)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)  Notwithstanding anything to the contrary herein, (i) in no event shall any Lender be required to fund a Loan or participation hereunder to the extent such funding would cause the aggregate outstanding principal amount of Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by such Lender to exceed such Lender’s Revolving Credit Commitment and (ii) for all purposes of calculating the outstanding amount of Swing Line Loans and Local Currency Loans held by any Lender, unless, in the judgment of the Administrative Agent, the context otherwise requires, the amount thereof shall be deemed to be reduced by the amount of Funded Participations actually received by such Lender in respect of such Swing Line Loans or Local Currency Loans, as applicable.

1.3   Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform.  Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. ~~The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that, immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored.  There is no assurance that dates announced by the FCA will not change or that the administrator  of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published.  Each party to this agreement should consult its own advisors to stay informed of any such developments.  Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~  Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 2.14(b) ~~and (c) provide~~provides a mechanism for determining an alternative rate of interest.  The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on ~~Eurodollar~~Term Benchmark Loans is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to ~~the London interbank offered rate or other rates in the definition of “Eurodollar Rate~~any Benchmark ” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) ~~or (c), whether~~ upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ and the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of~~, the~~

~~Eurodollar Rate~~ such Benchmark or have the same volume or liquidity as did ~~the London interbank offered rate~~such Benchmark prior to its discontinuance or unavailability.

1.4   Divisions.  For all purposes hereunder, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

SECTION 2.        AMOUNT AND TERMS OF US$ FACILITIES

2.1   Revolving Credit Commitments.

(a)   Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Credit Loans”) to any of IBM or any Subsidiary Borrower from time to time during the Revolving Credit Commitment Period.  During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Credit Loans be borrowed under this Section 2 if, after giving effect thereto, (i) the aggregate principal amount of the US$ Loans and Local Currency Loans (US$ Equivalent) then outstanding would exceed the aggregate Revolving Credit Commitments then in effect, (ii) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to any Subsidiary Borrower then outstanding would exceed the Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower set forth in the most recent Subsidiary Borrower Notice and Designation delivered by IBM pursuant to Section 5.2(d) or (iii) the aggregate principal amount of Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by any Lender then outstanding would exceed such Lender’s Revolving Credit Commitment. IBM shall notify the Lenders (through the Administrative Agent) promptly after it has determined to cause any Subsidiary to become a Subsidiary Borrower, but in any event no later than the date such Subsidiary actually becomes a Subsidiary Borrower hereunder.

(b)   The Revolving Credit Loans may from time to time be (i) ~~Eurodollar~~Term Benchmark Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.3, provided that no Revolving Credit Loan shall be made as a ~~Eurodollar~~Term Benchmark Loan after the day that is one month prior to the Termination Date.

2.2   Procedure for Revolving Credit Borrowing.  Each Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 a.m., New York City time, three U.S. Government Securities Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially ~~Eurodollar~~Term Benchmark Loans or (b) 10:00 a.m., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of ~~Eurodollar~~Term Benchmark Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of ~~Eurodollar~~Term Benchmark Loans, the respective amounts of each such Loan and the respective lengths of the initial Interest Periods therefor.  Each borrowing under the Revolving Credit Commitments shall be in a minimum aggregate principal amount of the lesser of (i) $50,000,000 or an integral multiple of $5,000,000 in excess thereof and (ii) the aggregate amount of the then Available Revolving Credit Commitments.  Upon receipt of any such notice from any Borrower, the Administrative Agent shall promptly notify each Lender of the aggregate amount of such borrowing and of the amount of such Lender’s Revolving Credit Borrowing Share (if any) thereof.  Each Lender will make the amount of its Revolving Credit Borrowing Share of each such borrowing available to the Administrative Agent for the account of the relevant Borrower at the office of the Administrative Agent specified in Section 11.2 prior to 2:00 p.m., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the relevant Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Credit Loans to be made to any Borrower, any Swing Line Loans made to such Borrower shall be then outstanding, the proceeds of such Revolving Credit Loans shall first be applied to pay in full such Swing Line Loans, with any remaining proceeds to be made available to such Borrower as provided above.

2.3   Conversion and Continuation Options for Revolving Credit Loans.

(a)   Each Borrower may elect from time to time to convert ~~Eurodollar~~Term Benchmark Loans to ABR Loans, by giving the Administrative Agent at least one Business Day’s prior irrevocable notice of such election; provided that if any such conversion of ~~Eurodollar~~Term Benchmark Loans is made other than on the last day of an Interest Period with respect thereto, such Borrower shall pay any amounts due to the Lenders pursuant to Section 2.19 as a result of such conversion.  Each Borrower may elect from time to time to convert ABR Loans to ~~Eurodollar~~Term Benchmark Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election.  Any such notice of conversion to ~~Eurodollar~~Term Benchmark Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.  All or any part of outstanding ~~Eurodollar Loans~~Term SOFRLoans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a ~~Eurodollar~~Term Benchmark Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.4 shall not have been contravened and (iii) no Loan may be converted into a ~~Eurodollar~~Term Benchmark Loan after the date that is one month prior to the Termination Date.

(b)  Any ~~Eurodollar~~Term Benchmark Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving at least three Business Days’ prior irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no ~~Eurodollar~~Term Benchmark Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.4 would be contravened or (iii) after the date that is one month prior to the Termination Date and provided, further, that if such Borrower shall fail to give any required notice as described above in this Section 2.3 or if such continuation is not permitted pursuant to the preceding proviso such Loans shall automatically be converted to ABR Loans on the last day of such then expiring Interest Period.

2.4   Minimum Amounts and Maximum Number of ~~Eurodollar~~Term Benchmark Tranches.  All borrowings, optional prepayments, conversions and continuations of ~~Eurodollar~~Term Benchmark Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the ~~Eurodollar~~Term Benchmark Loans comprising each ~~Eurodollar~~Term Benchmark Tranche shall be equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof and (b) there shall be no more than ~~twenty Eurodollar~~ten Term Benchmark Tranches outstanding at any one time.

2.5   Swing Line Loans.

~~.~~

(a)   Subject to the terms and conditions hereof, each Swing Line Lender severally agrees to make swing line loans in Dollars (individually, a “Swing Line Loan”; collectively, the “Swing Line Loans”) to any Swing Line Borrower from time to time during the Revolving Credit Commitment Period in accordance with the procedures set forth in this Section 2.5; provided, that (i) the aggregate outstanding principal amount of all Swing Line Loans shall not exceed $2,000,000,000 at any one time, (ii) the principal amount of any borrowing of Swing Line Loans may not exceed the aggregate amount of the Available Revolving Credit Commitments of all Lenders immediately prior to such borrowing, (iii) in no event may Swing Line Loans be borrowed hereunder if, after giving effect thereto, (x) the aggregate principal amount of Swing Line Loans, Revolving Credit Loans and Local Currency Loans (US$ Equivalent) made by any Swing Line Lender then outstanding would exceed such Swing Line Lender’s Revolving Credit Commitment, (y) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to any Subsidiary Borrower then outstanding would exceed the Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower set forth in the most recent Subsidiary Borrower Notice and Designation delivered by IBM pursuant to Section 5.2(d) or (z) the aggregate principal amount of Swing Line Loans made by any Swing Line Lender then outstanding would exceed the Swing Line Commitment of such Swing Line Lender and (iv) in no event may Swing Line Loans be borrowed hereunder if (x) the Administrative Agent shall have received notice from the Required Lenders specifying that a Default or Event of Default shall have occurred and be continuing and (y) such Default or Event of Default shall not have been subsequently cured or waived.  Amounts borrowed by any Swing Line Borrower under this Section 2.5 may be repaid and, up to but excluding the Termination Date, reborrowed.  All Swing Line Loans shall at all times be ABR Loans.  The relevant Swing Line Borrower shall give the Administrative Agent irrevocable notice of any Swing Line Loans requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Swing Line Lender of the aggregate amount of such borrowing and of the amount of such Swing Line Lender’s Swing Line Borrowing Share (if any) thereof.  Not later than 2:00 p.m., New York City time, on the Borrowing Date specified in such notice each Swing Line Lender shall make its Swing Line Borrowing Share of such Swing Line Loans available to the Administrative Agent for the account of the relevant Swing Line Borrower at the office of the Administrative Agent set forth in Section 11.2 in funds immediately available to the Administrative Agent.  The proceeds of such borrowing will then be immediately made available to the relevant Swing Line Borrower by the Administrative Agent crediting the account of such Swing Line Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Swing Line Lenders and in like funds as received by the Administrative Agent.  The Administrative Agent and the Swing Line Lenders acknowledge that the funding provisions in respect of the Swing Line Commitments are material terms of this Agreement and that it is of importance to the Swing Line Borrowers that the funding of Swing Line Loans be made in a timely and efficient manner.  Each borrowing pursuant to this Section 2.5 shall be in a minimum aggregate principal amount of the lesser of (i) $20,000,000 or an integral multiple of $5,000,000 in excess thereof and (ii) the aggregate amount of the then Available Swing Line Commitments.

(b)   Notwithstanding the occurrence of any Default or Event of Default or noncompliance with the conditions precedent set forth in Section 5 or the minimum borrowing amounts specified in Section

2.2, if any Swing Line Loans shall remain outstanding at 10:00 a.m., New York City time, on the seventh Business Day following the Borrowing Date thereof, or, in the Administrative Agent’s sole discretion and subject to two Business Day’s advance notice to IBM, at 10:00 a.m., New York City time on any other Business Day following the Borrowing Date thereof designated by the Administrative Agent, and if by such time on such seventh Business Day or designated Business Day, as the case may be, the Administrative Agent shall have received neither (i) a notice of borrowing delivered by the relevant Swing Line Borrower pursuant to Section 2.2 requesting that Revolving Credit Loans be made pursuant to Section 2.1 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swing Line Loans, nor (ii) any other notice satisfactory to the Administrative Agent indicating such Swing Line Borrower’s intent to repay all such Swing Line Loans on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from such Swing Line Borrower pursuant to Section 2.2 requesting that ABR Loans be made pursuant to Section 2.1 on such immediately succeeding Business Day in an amount equal to the aggregate amount of such Swing Line Loans, and the procedures set forth in Section 2.2 shall be followed in making such ABR Loans, provided, that for the purposes of determining each Lender’s Revolving Credit Borrowing Share with respect to such borrowing, the outstanding principal amount of Swing Line Loans shall be deemed to be zero.  The proceeds of such ABR Loans shall be applied to repay such Swing Line Loans.

(c)   If, for any reason, ABR Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.5 to repay Swing Line Loans as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, each Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default or Event of Default, purchase a participating interest in such Swing Line Loans (“Unrefunded Swing Line Loans”) in an amount equal to the amount of ABR Loans which would otherwise have been made by such Lender pursuant to paragraph (b) of this Section 2.5.  Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each Swing Line Lender in such amount as will reduce the amount of the participating interest retained by such Swing Line Lender in its Swing Line Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (b) of this Section 2.5.  All payments in respect of Unrefunded Swing Line Loans and participations therein shall be made in accordance with Section 2.15.

2.6   Optional Prepayments of Revolving Credit Loans and Swing Line Loans.  Each Borrower may at any time and from time to time prepay the Revolving Credit Loans and the Swing Line Loans (subject, in the case of ~~Eurodollar~~Term Benchmark Loans, to compliance with the terms of Sections 2.4 and 2.19), in whole or in part, without premium or penalty, upon at least one Business Day’s irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of ~~Eurodollar~~Term Benchmark Loans (including the ~~Eurodollar~~Term Benchmark Tranche(s) to which such prepayment is to be applied), ABR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, that notice of any prepayment of Swing Line Loans may be delivered to the Administrative Agent as late as, but no later than, 12:00 Noon, New York City time, on the date of such prepayment.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid.  Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $50,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).  Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $20,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).

2.7   The Competitive Loans.  Subject to the terms and conditions of this Agreement, each Borrower may borrow Competitive Loans in Dollars from time to time during the Competitive Loan Borrowing Period on any Business Day, provided, that in no event may Competitive Loans be borrowed hereunder if, after giving effect thereto, (a) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) then outstanding would exceed the aggregate amount of the Revolving Credit Commitments at such time or (b) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to any Subsidiary Borrower then outstanding would exceed the Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower set forth in the most recent Subsidiary Borrower Notice and Designation delivered by IBM pursuant to Section 5.2(d).  Within the limits and on the conditions hereinafter set forth with respect to Competitive Loans, each Borrower from time to time may borrow, repay and reborrow Competitive Loans.

2.8   Procedure for Competitive Loan Borrowing.

(a)   The relevant Borrower shall request Competitive Loans by delivering a Competitive Loan Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of an Index Rate Competitive Loan Request), and not later than 10:00 a.m. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Competitive Loan Request).  Each Competitive Loan Request may solicit bids for Competitive Loans in an aggregate principal amount of $20,000,000 or an integral multiple of $5,000,000 in excess thereof and having not more than three alternative maturity dates.  The maturity date for each Fixed Rate Competitive Loan shall be not less than 14 days nor more than 180 days after the Borrowing Date therefor and the maturity date for each Index Rate Competitive Loan shall be ~~not less than~~the day ending one ~~month nor more than~~, three or six months after the Borrowing Date therefor, and in any event shall be not later than the Termination Date.  The Administrative Agent shall notify each Competitive Loan Lender promptly by facsimile transmission of the contents of each Competitive Loan Request received by the Administrative Agent.

(b)   In the case of an Index Rate Competitive Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Competitive Loan Request, each Competitive Loan Lender may elect, in its sole discretion, to offer irrevocably, subject to Section 5, to make one or more Competitive Loans at the Applicable Index Rate plus or minus a margin determined by such Competitive Loan Lender in its sole discretion for each such Competitive Loan.  Any such irrevocable offer shall be made by delivering a Competitive Loan Offer to the Administrative Agent, before 10:30 a.m. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

(i)   the maximum amount of Competitive Loans for each maturity date and the aggregate maximum amount of Competitive Loans for all maturity dates which such Competitive Loan Lender would be willing to make (which amounts may, subject to Section 2.7, exceed such Competitive Loan Lender’s Revolving Credit Commitment); and

(ii)   the margin above or below the Applicable Index Rate at which such Competitive Loan Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the relevant Borrower before 11:00 a.m. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such Competitive Loan Offer received by it.  If the Administrative Agent, in its capacity as a Competitive Loan Lender, shall elect, in its sole discretion, to make any such Competitive Loan Offer, it shall advise the relevant Borrower of the contents of its Competitive Loan Offer before 10:15 a.m. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

(c)   In the case of a Fixed Rate Competitive Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Competitive Loan Request, each Competitive Loan Lender may elect, in its sole discretion, to offer irrevocably, subject to Section 5, to make one or more Competitive Loans at a rate of interest determined by such Competitive Loan Lender in its sole discretion for each such Competitive Loan.  Any such irrevocable offer shall be made by delivering a Competitive Loan Offer to the Administrative Agent before 9:30 a.m. (New York City time) on the proposed Borrowing Date, setting forth:

(i)   the maximum amount of Competitive Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Competitive Loan Lender would be willing to make (which amounts may, subject to Section 2.7, exceed such Competitive Loan Lender’s Revolving Credit Commitment); and

(ii)   the rate of interest at which such Competitive Loan Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the relevant Borrower before 10:00 a.m. (New York City time) on the proposed Borrowing Date of the contents of each such Competitive Loan Offer received by it.  If the Administrative Agent, in its capacity as a Competitive Loan Lender, shall elect, in its sole discretion, to make any such Competitive Loan Offer, it shall advise the relevant Borrower of the contents of its Competitive Loan Offer before 9:15 a.m. (New York City time) on the proposed Borrowing Date.

(d)   Before 11:30 a.m. (New York City time) three Business Days before the proposed Borrowing Date (in the case of Index Rate Competitive Loans) and before 10:30 a.m. (New York City time) on the proposed Borrowing Date (in the case of Fixed Rate Competitive Loans), the relevant Borrower, in its absolute discretion, shall:

(i)   cancel such Competitive Loan Request by giving the Administrative Agent telephone notice to that effect, or

(ii)   by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a Competitive Loan Confirmation in writing or by facsimile transmission) (1) subject to the provisions of Section 2.8(e), accept one or more of the offers made by any Competitive Loan Lender or Competitive Loan Lenders pursuant to Section 2.8(b) or Section 2.8(c), as the case may be, of the amount of Competitive Loans for each relevant maturity date and (2) reject any remaining offers made by Competitive Loan Lenders pursuant to Section 2.8(b) or Section 2.8(c), as the case may be.

(e)   Each Borrower’s acceptance of Competitive Loans in response to any Competitive Loan Request shall be subject to the following limitations:

(i)   the amount of Competitive Loans accepted for each maturity date specified by any Competitive Loan Lender in its Competitive Loan Offer shall not exceed the maximum amount for such maturity date specified in such Competitive Loan Offer;

(ii)   the aggregate amount of Competitive Loans accepted for all maturity dates specified by any Competitive Loan Lender in its Competitive Loan

Offer shall not exceed the aggregate maximum amount specified in such Competitive Loan Offer for all such maturity dates;

(iii)   a Borrower may not accept offers for Competitive Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Loan Request; and

(iv)   if a Borrower accepts any of such offers, (1) it must accept such offers based solely upon pricing for such relevant maturity date (including any amounts which shall be payable to the relevant Competitive Loan Lender in respect of the relevant Competitive Loans pursuant to Section 2.17) and upon no other criteria whatsoever and (2) if (x) two or more Competitive Loan Lenders submit offers for any maturity date at identical pricing and such Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section 2.7 or in this Section 2.8, cannot) borrow the total amount offered by such Competitive Loan Lenders with such identical pricing, such Borrower shall accept offers from all of such Competitive Loan Lenders in amounts allocated among them pro rata according to the amounts offered by such Competitive Loan Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirement that Competitive Loans made by a Competitive Loan Lender on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof) or (y) a Competitive Loan Lender submits offers for multiple maturity dates specifying a maximum aggregate principal amount for all maturity dates, and the relevant Borrower accepts offers from such Competitive Loan Lender for more than one maturity date, then such Borrower shall instruct the Administrative Agent how to apportion such Borrower’s acceptances among such offers for different maturity dates to the extent, if any, necessary to provide for acceptance of offers from such Competitive Loan Lender equal to but not exceeding such specified maximum aggregate amount.

(v)   If the relevant Borrower notifies the Administrative Agent that a Competitive Loan Request is cancelled pursuant to Section 2.8(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Competitive Loan Lenders.

(f)   If the relevant Borrower accepts pursuant to Section 2.8(d)(ii) one or more of the offers made by any one or more Competitive Loan Lenders, the Administrative Agent promptly shall notify each Competitive Loan Lender which has made such a Competitive Loan Offer of (i) the aggregate amount of such Competitive Loans to be made on such Borrowing Date for each maturity date, (ii) the acceptance or rejection of any offers to make such Competitive Loans made by such Competitive Loan Lender and (iii) in the case of Index Rate Competitive Loans, the Applicable Index Rate in respect thereof.  Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable Competitive Loan Request, each Competitive Loan Lender whose Competitive Loan Offer has been accepted shall make available to the Administrative Agent at its office set forth in Section 11.2 the amount of Competitive Loans to be made by such Competitive Loan Lender, in immediately available funds.  The Administrative Agent will make such funds available to the relevant Borrower as soon as practicable on such date at the Administrative Agent’s aforesaid address.  As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Competitive Loan Lender of the aggregate amount of Competitive Loans advanced on such Borrowing Date, the respective maturity dates thereof and the respective interest rates applicable thereto.

(g)   Nothing in Section 2.7 or this Section 2.8 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of any Borrower to request and accept credit facilities from any Person (including any of the Lenders).

2.9   Repayment of US$ Loans; Evidence of Debt.

(a)   Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) on the Termination Date (or such earlier date as the US$ Loans become due and payable pursuant to Section 2.6 or Section 8), the unpaid principal amount of each US$ Loan (including, without limitation, each Swing Line Loan) made to it by each such Lender and (ii) on the Competitive Loan Maturity Date in respect thereof, the unpaid principal amount of each Competitive Loan made to it by each such Lender.  No Borrower shall have the right to prepay any principal amount of any Competitive Loan without the prior consent of the Lender thereof.  Each Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the US$ Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

(b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each US$ Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(c)   The Administrative Agent shall maintain the Register pursuant to Section 11.9(a), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each US$ Loan made hereunder, whether such US$ Loan is a Revolving Credit Loan, a Swing Line Loan or a Competitive Loan, the Type of each US$ Loan made and the Interest Period or maturity date (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(d)   The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.9 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the US$ Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

2.10   Interest Rates and Payment Dates.

(a)   Each ~~Eurodollar~~Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the ~~Eurodollar~~Adjusted Term SOFR Rate determined for such Interest Period plus the Applicable Margin.  Interest in respect of ~~Eurodollar~~Term Benchmark Loans shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

(b)   Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)   Each Competitive Loan shall bear interest for each day from the applicable Borrowing Date to (but excluding) the applicable Competitive Loan Maturity Date at the rate of interest specified in the Competitive Loan Offer accepted by the relevant Borrower in connection with such Competitive Loan.

(d)   If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.10 plus 2% or (y) in the case of principal of any Competitive Loan which remains overdue past the stated maturity date thereof, or any overdue interest, commitment fee or other amount, the rate described in Section 2.10(b) plus 2%, in each case from the date of such non‑payment to (but excluding) the date on which such amount is paid in full (as well after as before judgment).

(e)   Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.10(d) shall be payable from time to time on demand.

2.11   Fees.

(a)   IBM shall pay to the Administrative Agent, for the account of each Lender, a commitment fee for each day during the Revolving Credit Commitment Period.  Commitment fee amounts accrued through and including the last day of each March, June, September and December shall be due and payable on the 15th Business Day following such last day and on the Termination Date and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the aggregate amount of the Available Revolving Credit Commitments in effect on such day.

(b)   IBM shall pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by IBM.

2.12   Computation of Interest and Fees.

(a)   Commitment fees and interest (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of each determination of ~~a Eurodollar~~the Term SOFR Rate.  Any change in the interest rate on a US$ Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b)   Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

2.13   Termination or Reduction of Revolving Credit Commitments.

(a)   IBM shall have the right, upon not less than three Business Days’ irrevocable notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that a notice of termination of the Revolving

Credit Commitments delivered by IBM may state that such notice is conditioned upon the occurrence of any stated event, including the effectiveness of other credit facilities, in which case such notice may be revoked by IBM (by notice to the Administrative Agent on or prior to the specified termination date) if such condition is not satisfied; provided further that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, (a) the aggregate principal amount of the US$ Loans and Local Currency Loans (US$ Equivalent) then outstanding would exceed the aggregate Revolving Credit Commitments then in effect or (b) the aggregate principal amount of Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by any Lender then outstanding would exceed such Lender’s Revolving Credit Commitment.  Any such reduction shall be in an amount equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

2.14   Inability to Determine Interest Rate.

(a)   Subject to clauses (b~~), (c~~), (d), (e), (f) and (g) of this Section 2.14, if prior to the first day of any Interest Period:

(i)   the Administrative Agent shall have determined (which determination shall be conclusive and binding on the Borrowers) that adequate and reasonable means do not exist for ascertaining the ~~Eurodollar~~Adjusted Term SOFR Rate or Applicable Index Rate ~~(including because the Screen Rate or Index Screen Rate, as applicable, is not available or published on a current basis)~~, for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time, or

(ii)   the Administrative Agent shall have received notice from the Required Lenders that the ~~Eurodollar~~Adjusted Term SOFR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give notice thereof to the relevant Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter.  If such notice is given (x) any ~~Eurodollar~~Term Benchmark Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans and (y) any US$ Loans that, on the first day of such Interest Period, were to have been converted to or continued as ~~Eurodollar~~Term Benchmark Loans or Index Rate Competitive Loans, as applicable, shall be continued as or converted to ABR Loans or Fixed Rate Competitive Loans, as applicable.  Until such notice has been withdrawn by the Administrative Agent, no further ~~Eurodollar~~Term Benchmark Loans shall be made or continued as such, nor shall any Borrower have the right to convert ABR Loans or Fixed Rate Competitive Loans, as applicable, to ~~Eurodollar~~Term Benchmark Loans or Index Rate Competitive Loans, as applicable.  Furthermore, if any ~~Eurodollar~~Term Benchmark Loan is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to the ~~Eurodollar~~applicable Term Benchmark Rate, then until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, then on the last day of the Interest Period applicable to such ~~Eurodollar Loan (or the next succeeding Business Day if such day is not a Business Day), such Eurodollar~~Term Benchmark Loan, such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.

(b)   Notwithstanding anything to the contrary herein, if a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

~~(c)  Notwithstanding anything to the contrary herein and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~

(c)  [Reserved.]

(d)   In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)   The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 2.14.

(f)   Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or Eurodollar~~ Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)   Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, a Borrower may revoke any request for a ~~Eurodollar~~Term Benchmark Loan, conversion to or continuation of ~~Eurodollar~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.  Furthermore, if any ~~Eurodollar~~Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the ~~Eurodollar~~Adjusted Term SOFR Rate, then until such time as a Benchmark Replacement for such ~~Eurodollar~~Term Benchmark Loan is implemented pursuant to this Section 2.14, on the last day of the Interest Period applicable to such ~~Eurodollar Loan (or the next succeeding Business Day if such day is not a Business Day), such Eurodollar~~Term Benchmark Loan, such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.

2.15   Pro Rata Treatment and Payments.

(a)   Each reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the Lenders’ respective Commitment Percentages.  Each payment (including each prepayment other than any prepayment made pursuant to Section 3.2(f)) by a Borrower on account of principal of and interest on Revolving Credit Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders.  Each payment (including each prepayment other than any prepayment made pursuant to Section 3.2(f)) by a Borrower on account of principal of and interest on ~~Eurodollar~~Term Benchmark Loans designated by a Borrower to be applied to a particular ~~Eurodollar~~Term Benchmark Tranche shall be made pro rata according to the respective outstanding principal amounts of such ~~Eurodollar~~Term Benchmark Loans then held by the Lenders.  Each payment (including each prepayment other than any prepayment made pursuant to Section 3.2(f)) by any Swing Line Borrower on account of principal of and interest on Swing Line Loans shall be made pro rata according to the respective outstanding principal amounts of the Swing Line Loans or participating interests therein, as the case may be, then held by the relevant Lenders.  All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office specified in Section 11.2, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on ~~Eurodollar~~Term Benchmark Loans or Index Rate Competitive Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a

~~Eurodollar~~Term Benchmark Loan or an Index Rate Competitive Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  The provisions of this Section 2.15(a) shall, to the extent applicable, be subject to the procedures set forth in Section 2.21.

(b)   Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.15(b) shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the relevant Borrower

(c)   If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.5(c), 2.15(b), 2.18(c) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Swing Line Lenders to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.16   Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain ~~Eurodollar~~Term Benchmark Loans or Index Rate Competitive Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make ~~Eurodollar~~Term Benchmark Loans, continue ~~Eurodollar~~Term Benchmark Loans as such and convert ABR Loans to ~~Eurodollar~~Term Benchmark Loans shall forthwith be cancelled, (b) such Lender’s Revolving Credit Loans then outstanding as ~~Eurodollar~~Term Benchmark Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) the relevant Borrower shall, with respect to any Index Rate Competitive Loan of such Lender, take such action as such Lender may reasonably request.

2.17   Requirements of Law.

(a)   If the adoption of or any change in any Requirement of Law applicable to any Lender or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date (or, in the case of Index Rate Competitive Loans, made subsequent to acceptance by a Borrower of such Loan):

(i)   shall subject any Lender or the Administrative Agent to any taxes (other than (A) Non-Excluded Taxes and (B) taxes described in Section 2.18(a)(i) through (iv)) on its Loans, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)   shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included pursuant to Section 2.17(c) ~~in the determination of the Eurodollar Rate or the Applicable Index Rate, as the case may be~~; or

(iii)   shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or the Administrative Agent, by an amount which such Lender or the Administrative Agent deems to be material, of making, converting into, continuing or maintaining ~~Eurodollar Loans or Index Rate Competitive Loans (or~~ any Loan ~~in the case of (i))~~, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender or the Administrative Agent, upon its demand, any additional amounts necessary to compensate such Lender or the Administrative Agent for such increased cost or reduced amount receivable.  If any Lender or the Administrative Agent becomes entitled to claim any additional amounts pursuant to this Section 2.17(a), it shall promptly notify the relevant Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.

(b)   If any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the Effective Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital or liquidity adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the relevant Borrower (with a copy to the Administrative Agent) of a written request therefor, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c)   Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in Requirements of Law, regardless of the date enacted, adopted, issued or implemented.

(d)   Each Borrower agrees to pay to each Lender which requests compensation under this Section 2.17(d) (by notice to such Borrower), on the last day of each Interest Period with respect to any ~~Eurodollar~~Term Benchmark Loan made by such Lender or on the Competitive Loan Maturity Date with respect to any Index Rate Competitive Loan made by such Lender, as the case may be, so long as such Lender shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on ~~Eurodollar~~Term Benchmark Loans or Index Rate Competitive Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any ~~Eurodollar~~Term Benchmark Loans or Index Rate Competitive Loans), an additional amount (determined by such Lender and notified to the relevant Borrower) representing such Lender’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period or during the period such Index Rate Competitive Loan was outstanding (a “Competitive Loan Period”), as the case may be, as a result of the applicability of the foregoing reserves to such ~~Eurodollar~~Term Benchmark Loans or Index Rate Competitive Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period or Competitive Loan Period:

(i)   the principal amount of the ~~Eurodollar~~Term Benchmark Loans or Index Rate Competitive Loans, as the case may be, made by such Lender to which such Interest Period or Competitive Loan Period relates and outstanding on such day; and

(ii)   the difference between (x) a fraction the numerator of which is the ~~Eurodollar~~Adjusted Term SOFR Rate or the Applicable Index Rate, as the case may be (expressed as a decimal) applicable to such ~~Eurodollar~~Term Benchmark Loan or Index Rate Competitive Loan, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

(iii)   a fraction the numerator of which is one and the denominator of which is 360.

Any Lender which gives notice under this Section 2.17(d) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the relevant Borrowers) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.  Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this Section 2.17(d) with respect to any Index Rate Competitive Loan if it shall have obtained actual knowledge of the change giving rise to such request at the time of submission of such Lender’s Competitive Loan Offer pursuant to which such Competitive Loan shall have been made, unless notice of such Lender’s entitlement to such compensation shall have been furnished to the relevant Borrower at or prior to such time.

(e)   A certificate as to any additional amounts payable pursuant to this Section 2.17 submitted by any Lender, through the Administrative Agent, to the relevant Borrower shall specify in reasonable detail the basis for the request for compensation of such additional amounts and the method of computation thereof and shall be conclusive in the absence of manifest error.  Subject to the provisions of the next succeeding sentence, the relevant Borrower shall (except as otherwise provided in Section 2.17(d)) pay each Lender the amount shown as due on any such certificate delivered by it within 30 days after receipt thereof.  Notwithstanding any other provision of this Section 2.17, (i) each Lender shall be entitled to compensation under this Section 2.17 for only such costs as are incurred or reductions as are suffered as to which a certificate has been delivered in accordance with the terms of this paragraph (d) within 90 days after such Lender obtained actual knowledge of such costs or reductions and (ii) a Borrower shall not be required to compensate a Lender pursuant to this Section 2.17 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies such Borrower of the change giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided that, if the change giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to in this clause (ii) shall be extended to include the period of retroactive effect thereof.  Each Lender agrees to use its best efforts to notify the relevant Borrower as promptly as practicable after obtaining knowledge of any such costs or reductions.  The obligations of the Borrowers pursuant to this Section 2.17 shall survive the termination of this Agreement and the payment of the US$ Loans and all other amounts payable hereunder.  Notwithstanding any other provision of this Section 2.17, no Lender shall demand compensation for any increased cost or reduction or other amount referred to above if such demand would be arbitrary or exceptional in light of similar circumstances under comparable provisions of other credit agreements.

(f)   Notwithstanding the foregoing, no Lender shall be entitled to request compensation under Section 2.17(a) or 2.17(b) with respect to any Competitive Loan if it shall have obtained actual knowledge of the change giving rise to such request at the time of, or such change shall have been publicly announced prior to, submission of such Lender’s Competitive Loan Offer pursuant to which such Competitive Loan shall have been made, unless notice of such Lender’s entitlement to such compensation shall have been furnished to the relevant Borrower at or prior to such time.

2.18   Taxes.

(a)   Unless otherwise required by applicable law, all payments made by or on account of the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on the Administrative Agent, any Lender or any Transferee (x) as a result of such Administrative Agent, Lender or Transferee being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) U.S. Federal withholding taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by a Borrower under Section 11.11) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.18, amounts with respect to such taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan or to such Lender immediately before it changed its lending office, (iii) any taxes attributable to a Lender’s failure to comply with the requirements of Section 2.18(d), and (iv) any U.S. Federal withholding taxes imposed under FATCA.  If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender (or Transferee) hereunder, the applicable Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and the amounts so payable by the applicable Borrower shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (or Transferee) (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.  Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender (or Transferee), as the case may be, the original or a certified copy of an original official receipt received by such Borrower showing payment thereof, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent or such Lender (or Transferee).  If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders (or

Transferees) for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender (or Transferee) as a result of any such failure.  The obligations contained in this Section 2.18 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(b)   The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.  The Borrowers shall jointly and severally  indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)   Each Lender shall severally, within 10 days after demand therefor, indemnify (i) the Administrative Agent for (A) any taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrowers to do so) and (B) any taxes attributable to such Lender's failure to comply with the provisions of Section 11.6 relating to the maintenance of a Participant Register and (ii) any Borrower for any taxes described in Section 2.18(a)(i) through (iv) and attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or any Borrower (as applicable) in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent or any Borrower, as applicable, to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent or any Borrower, as applicable, to the Lender from any other source against any amount due to the Administrative Agent or any Borrower, as applicable, under this paragraph (c).

(d)   Any Lender or Transferee that is entitled to an exemption from, or reduction of, withholding tax with respect to payments made under this Agreement shall deliver to each Borrower and the Administrative Agent, at the time or times reasonably requested by each Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by any Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender or Transferee, if reasonably requested by the relevant Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable the relevant Borrower or the Administrative Agent to determine whether or not such Lender or Transferee is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than IRS Form W-9 and such documentation set forth in Section 2.18(d)(i) and Section 2.18(d)(iv) below) shall not be required if in the Lender’s or the Transferee’s reasonable judgment such completion, execution or submission would subject such Lender or Transferee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Transferee.  Without limiting the generality of the foregoing, to the extent permitted by law, in the event that the relevant Borrower is a U.S. Person, any Lender or Transferee that is a U.S. Person shall deliver to each Borrower that is a U.S. Person and the Administrative Agent on or prior to the date on which such Lender or Transferee becomes a Lender or Transferee under this Agreement (and from time to time thereafter upon the reasonable request of the relevant Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender or Transferee is exempt from U.S. Federal backup withholding tax. Without further limiting the generality of the foregoing, to the extent permitted by law, in the event that the relevant Borrower is a U.S. Person, each Lender (or Transferee) that is not a U.S. Person (a “Non-U.S. Lender”) shall:

(i)   on the date it becomes a Lender or Transferee, deliver to each Borrower and the Administrative Agent two properly completed and duly executed originals of either (w) in the case of Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN or W-8BEN-E (together with a certificate substantially in the form of  Exhibit K-1 through K-4, as applicable, representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation (within the meaning of Section 881(c)(3)(C) of the Code) (a “United States Tax Compliance Certificate”)), (x) Internal Revenue Service Form W-8BEN, W-8BEN-E or Form W-8ECI, (y) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Non-U.S. Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such beneficial owner), or (z) any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by IBM under this Agreement;

(ii)   deliver to each Borrower and the Administrative Agent two properly completed and duly executed originals of any such form or certification on or before the date that any such form or certification described above expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to each Borrower and the Administrative Agent; and

(iii)   obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by each Borrower or the Administrative Agent;

except that the forms and certificates described above shall not be required if any change in Requirement of Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender (or Transferee) from duly completing and delivering any such form with respect to it and such Lender (or Transferee) so advises each Borrower and the Administrative Agent.

(iv)   In addition, if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to IBM and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by IBM or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by IBM or the Administrative Agent as may be necessary for any Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)   Each Person that shall become a Participant pursuant to Section 11.6, a Competitive Loan Assignee pursuant to Section 11.7, or a Lender pursuant to Section 11.8, including for this purpose a Lender that arranges a US$ Loan through or transfers a US$ Loan to a different branch of such Lender, shall, upon the effectiveness of the related designation or transfer, be required to provide all of the forms and statements required pursuant to this Section 2.18, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(f)   If any Lender (or Transferee) or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by any Borrower pursuant to this Section 2.18, it shall promptly notify such Borrower of such refund and shall, within 30 days after receipt of such refund, repay the amount of such refund to such Borrower (to the extent of amounts that have been paid by such Borrower under this Section 2.18 with respect to Non-Excluded Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return the amount of such refund (plus interest) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay the amount of such refund to the relevant taxing authority or other Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will any Lender (or Transferee) or the Administrative Agent be required to pay any amount to a Borrower pursuant to this paragraph (f) the payment of which would place the Lender (or Transferee) or the Administrative Agent in a less favorable net after-tax position than the Lender (or Transferee) or the Administrative Agent would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Person.

2.19   Indemnity.  Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of ~~Eurodollar~~Term Benchmark Loans or Competitive Loans, or in the conversion into or continuation of ~~Eurodollar~~Term Benchmark Loans, after such Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment of ~~Eurodollar~~Term Benchmark Loans or Competitive Loans on a day which is not the last day of an Interest

Period or the applicable Competitive Loan Maturity Date, as the case may be, with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period (or proposed Interest Period) or, in the case of Competitive Loans, the applicable Competitive Loan Maturity Date (or proposed Competitive Loan Maturity Date), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin or any positive margin applicable to Index Rate Competitive Loans included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  The obligations contained in this Section 2.19 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

2.20   Change of Lending Office.  Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16, 2.17 or 2.18 with respect to such Lender (or Transferee), it will, if requested by IBM, use reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.20 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender (or Transferee) pursuant to Section 2.16, 2.17 and 2.18.

2.21   Extension of Termination Date.

(a)   IBM may, by written request (an “Extension Request”) to the Administrative Agent, substantially in the form of Exhibit J, delivered at any time during the 60-day period preceding each anniversary of the Effective Date, request that the Lenders extend the Termination Date then in effect  by one year.

(b)   Upon receipt of an Extension Request, the Administrative Agent shall promptly notify each Lender thereof, and each Lender shall notify the Administrative Agent in writing by the deadline (the “Extension Request Deadline”) specified in such Extension Request, which deadline shall in any case not be later than 5:00 p.m., New York City time, on the date which is 30 days after delivery of such Extension Request, of such Lender’s election, in its sole discretion, (i) to extend the Termination Date as set forth in the Extension Request (provided that the Termination Date shall be so extended only to the extent expressly provided in paragraph (c) below) or (ii) not to extend the Termination Date by one year (any Lender not electing to extend, a “Non-Extending Lender”).  Any Lender that fails to notify the Administrative Agent in writing of its election by the Extension Request Deadline shall be deemed to be a Non-Extending Lender.

(c)   If Lenders whose Revolving Credit Commitments aggregate at least 51% of the Revolving Credit Commitments of all Lenders agree to extend the Termination Date, then the Termination Date shall automatically be so extended as of the Extension Request Deadline, provided that any Lender that became a Non-Extending Lender pursuant to any previous Extension Request shall be deemed to be a Non-Extending Lender in respect of each subsequent Extension Request, and provided, further, that if all Lenders do not agree to extend the Termination Date, then (i) IBM shall have the right to cancel any such extension by so notifying the Administrative Agent within five Business Days after the relevant Extension Request Deadline, in which case the Termination Date then in effect shall not be extended and (ii) in the event that such extension is not so cancelled, then, with respect to each Non-Extending Lender, IBM shall either (directly or, where applicable, through the relevant Subsidiary Borrowers):

(x)  (i) during the six-month period preceding the Termination Date in effect on the date of the relevant Extension Request (the “Existing Termination Date”), on each date on which US$ Loans are borrowed or continued as, or converted into, ~~Eurodollar~~Term Benchmark Loans having an Interest Period ending after the Existing Termination Date, repay the portion of such Non-Extending Lender’s Loans which would otherwise have been part of such borrowing, continuation or conversion and permanently reduce such Non-Extending Lender’s Revolving Credit Commitment by a like amount, (ii) on the Existing Termination Date, terminate the Revolving Credit Commitment and Swing Line Commitment (if any) of such Non-Extending Lender and repay the then outstanding US$ Loans made by such Non-Extending Lender, together with accrued but unpaid interest, commitment fees and all other amounts then due and payable to such Non-Extending Lender hereunder, including, without limitation, amounts payable pursuant to Section 2.19, and (iii) on the Existing Termination Date either (A) terminate the Commitments of such Non-Extending Lender under any Local Currency Facility and repay the then outstanding Local Currency Loans made by such Non-Extending Lender, together with accrued but unpaid interest, commitment fees and all other amounts then due and payable to such Non-Extending Lender under any Local Currency Facility or (B) to the extent the option described in clause (A) above is not exercised, obtain the written agreement of such Non-Extending Lender that the loans and other obligations outstanding under each relevant Local Currency Facility shall on the Existing Termination Date automatically cease to be subject to the terms of this Agreement (including the guarantee of IBM contained in Section 10); or

(y)  at any time prior to the Existing Termination Date, cause one or more banks or other financial institutions to purchase at par, pursuant to Section 11.8, such Non-Extending Lender’s Revolving Credit Commitment and outstanding US$ Loans (which purchase shall be accompanied by payment of accrued but unpaid interest, commitment fees and all other amounts then due and payable to such Non-Extending Lender hereunder, including, without limitation, amounts payable pursuant to Section 2.19), in which case such Non-Extending Lender shall, promptly upon request by IBM, agree to transfer its Revolving Credit Commitment and US$ Loans upon the terms and subject to the conditions of Section 11.8 to such banks or other financial institutions (provided that the registration and processing fee referred to therein shall be paid by either IBM or the relevant transferee); provided, that on the date (the “Purchase Date”) of any such purchase of such Non-Extending Lender’s Revolving Credit Commitment and US$ Loans, such Non-Extending Lender’s Swing Line Commitment (if any) shall be terminated, and provided, further, that on the Purchase Date either (A) the Commitments of such Non-Extending Lender under any Local Currency Facility shall be terminated or purchased and the then outstanding Local Currency Loans made by such Non-Extending Lender shall be repaid or purchased (which repayment or purchase shall be accompanied by payment of accrued but unpaid interest, commitment fees and all other amounts then due and payable to such Non-Extending Lender under any Local Currency Facility), in each case on terms satisfactory to such Non-Extending Lender, or (B) to the extent the option described in clause (A) above is not exercised, IBM shall have obtained the written agreement of such Non-Extending Lender that the loans and other obligations outstanding under each relevant Local Currency Facility shall on such Purchase Date automatically cease to be subject to the terms of this Agreement (including the guarantee of IBM contained in Section 10).

2.22   Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)   fees shall cease to accrue on the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)   the Revolving Credit Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)   if any Swing Line Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)   all or any part of the Swing Line Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Credit Borrowing Shares, but only to the extent sufficient Available Revolving Credit Commitments of non-Defaulting Lenders exist to support such reallocation; or

(ii)   if the reallocation described in clause (i) above cannot, or can only partially, be effected, the relevant Swing Line Borrower shall within one Business Day following notice by the Administrative Agent prepay such Swing Line Exposure; and

(d)   so long as such Lender is a Defaulting Lender, no Swing Line Lender shall be required to fund any Swing Line Loan unless it is satisfied that the related exposure will be 100% covered by the Available Revolving Credit Commitments of the non-Defaulting Lenders and participating interests in any newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with clause (c)(i) (and such Defaulting Lender shall not participate therein).

If a Bankruptcy Event or Bail-In Action with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue, each Swing Line Lender shall not be required to fund any Swing Line Loan unless such Swing Line Lender shall be satisfied that appropriate arrangements have been entered into to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, IBM and the Swing Line Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment.

SECTION 3.        LOCAL CURRENCY FACILITIES

3.1   Terms of Local Currency Facilities.

(a)   Subject to the provisions of this Section 3, each Lender hereby agrees that IBM may in its discretion from time to time designate any credit facility to which any one or more Borrowers and any one or more Lenders is a party as a “Local Currency Facility”, with the consent of each such Lender in its sole discretion, by delivering a Local Currency Facility Addendum to the Administrative Agent executed by IBM and each such Borrower and executed or acknowledged in writing by each such Lender, provided, that on the effective date of such designation (i) an Exchange Rate with respect to each Local Currency covered by such Local Currency Facility shall be determinable by reference to the Reuters currency pages (or comparable publicly available screen) and (ii) no Event of Default shall have occurred and be continuing.  Concurrently with the delivery of a Local Currency Facility Addendum, IBM or the relevant Borrower shall furnish to the Administrative Agent or its counsel copies of all documentation executed and delivered by any Borrower in connection therewith, together with, if applicable, an English translation thereof (provided, that IBM may instead furnish an English translation of a summary term sheet in respect thereof describing all material terms thereof so long as an English translation of all such documentation is furnished to the Administrative Agent or its counsel within 90 days after the date of delivery of such Local Currency Facility Addendum).  Except as otherwise provided in this Section 3, the terms and conditions of each Local Currency Facility shall be determined by mutual agreement of the relevant Borrower(s) and Local Currency Lender(s).  The documentation governing each Local Currency Facility shall contain an express acknowledgement that such Local Currency Facility shall be subject to the provisions of this Section 3.  Each of IBM and, by agreeing to any Local Currency Facility designation as contemplated hereby, each relevant Local Currency Lender (if any) which is an affiliate, branch or agency of a Lender, acknowledges and agrees that each reference in this Agreement to any Lender shall, to the extent applicable, be deemed to be a reference to such Local Currency Lender.  In the event of any inconsistency between the terms of this Agreement and the terms of any Local Currency Facility, the terms of this Agreement shall prevail.  Each of IBM, each relevant Subsidiary Borrower and each relevant Local Currency Lender confirms that each reference to the “IBM Credit Agreement” (or any comparable term) in the documentation governing each Local Currency Facility shall mean and be a reference to this Agreement.

(b)   The documentation governing each Local Currency Facility shall set forth (i) the maximum amount (expressed in Dollars) available to be borrowed from all Local Currency Lenders under such Local Currency Facility (as the same may be reduced from time to time pursuant to Section 3.2(c) or (d), a “Local Currency Facility Maximum Borrowing Amount”) and (ii) with respect to each Local Currency Lender party to such Local Currency Facility, the maximum amount (expressed in Dollars) available to be borrowed from such Local Currency Lender thereunder (as the same may be reduced from time to time pursuant to Section 3.2(c) or (d), a “Local Currency Lender Maximum Borrowing Amount”).  In no event shall (i) the aggregate of all Local Currency Facility Stated Maximum Borrowing Amounts at any time exceed $5,000,000,000 or (ii) the aggregate of all Local Currency Lender Stated Maximum Borrowing Amounts in respect of any Local Currency Lender at any time exceed such Lender’s Revolving Credit Commitment.  The making of Local Currency Loans by a Local Currency Lender under a Local Currency Facility shall under no circumstances reduce the amount available to be borrowed from such Lender under any other Local Currency Facility to which such Lender is a party.

(c)   Except as otherwise required by applicable law, in no event shall the Local Currency Lenders party to a Local Currency Facility have the right to accelerate the Local Currency Loans outstanding thereunder, or to terminate their Commitments (if any) to make such Loans prior to the stated termination date in respect thereof, except, in each case, in connection with an acceleration of the Loans or a termination of the Commitments pursuant to Section 8 of this Agreement, provided, that nothing in this paragraph (c) shall be deemed to require any Local Currency Lender to make a Local Currency Loan if the applicable conditions precedent to the making of such Local Currency Loan set forth in the relevant Local Currency Facility have not been satisfied.  No Local Currency Loan may be made under a Local Currency Facility if (i) an Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Termination Date has occurred or (iii) after giving effect thereto, (x) the aggregate principal amount of the US$ Loans and Local Currency Loans (US$ Equivalent) then outstanding would exceed the aggregate Revolving Credit Commitments then in effect, (y) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to any Subsidiary Borrower then outstanding would exceed the

Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower set forth in the most recent Subsidiary Borrower Notice and Designation delivered by IBM pursuant to Section 5.2(d) or (z) the aggregate principal amount of Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by any Lender then outstanding would exceed such Lender’s Revolving Credit Commitment.

(d)   Each Local Currency Responsible Lender shall furnish to the Administrative Agent, (i) immediately upon its request (and, in any event, within one hour after any such request is made on the date that a Borrower has made a request to borrow Swing Line Loans hereunder), a statement setting forth the outstanding Local Currency Loans made under each Local Currency Facility of such Lender or any affiliate, branch or agency thereof, and the amount and terms of any pending prepayment notices or borrowing requests received pursuant to each such Local Currency Facility through the date of the Administrative Agent’s request, (ii) within one Business Day after any change in the outstanding amount of any Local Currency Loans under any Local Currency Facility of such Lender or any affiliate, branch or agency thereof, a written statement to the Administrative Agent setting forth the outstanding amount of the Local Currency Loans under such Local Currency Facility after giving effect to such change and (iii) within three Business Days after the last Business Day of each calendar quarter, either (x) a written statement setting forth the outstanding amount of Local Currency Loans under each Local Currency Facility of such Lender or any affiliate, branch or agency thereof, as of the last Business Day of such calendar quarter or (y) if no such amounts are outstanding, a written notice to that effect.  In the event that any Lender does not comply with its obligations under this Section 3.1(d) with respect to any Local Currency Facility, the Administrative Agent shall have the option to assume that no Local Currency Loans are outstanding under such Local Currency Facility.

(e)   The relevant Borrower shall furnish to the Administrative Agent or its counsel copies of any amendment, supplement or other modification (including any change in commitment amounts or in the Lenders participating in any Local Currency Facility) to the terms of any Local Currency Facility promptly after the effectiveness thereof (together with, if applicable, an English translation thereof).  If any such amendment, supplement or other modification to a Local Currency Facility shall (i) add a Lender as a Local Currency Lender thereunder or (ii) change the Local Currency Facility Stated Maximum Borrowing Amount or any Local Currency Lender Stated Maximum Borrowing Amount with respect thereto, IBM shall promptly furnish an appropriately revised Local Currency Facility Addendum, executed by IBM, the relevant Borrower and the affected Local Currency Lenders (or any agent acting on their behalf), to the Administrative Agent.  In addition, upon the request of the Administrative Agent, IBM shall promptly furnish to the Administrative Agent, to the extent available to IBM, such information with respect to any Local Currency Facility or the amount of Local Currency Loans outstanding thereunder requested by the Administrative Agent.

(f)   IBM may terminate its designation of a facility as a Local Currency Facility, with the consent of each Local Currency Lender party thereto in its sole discretion, by written notice to the Administrative Agent, which notice shall be executed by IBM, the relevant Borrower and each Lender party to such Local Currency Facility (or any agent acting on their behalf).  Once notice of such termination is received by the Administrative Agent, such Local Currency Facility and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement (including the guarantee of IBM contained in Section 10).  Notwithstanding anything to the contrary in this Agreement, any loans made under a Local Currency Facility at any time when an exchange rate with respect to the relevant Local Currency cannot be calculated by the Administrative Agent in accordance with the definition of “Exchange Rate” contained in Section 1.1 shall be deemed not to constitute “Local Currency Loans” for the purposes of this Agreement unless and until an exchange rate with respect to such loans may be so calculated.

(g)   Nothing in this Section 3 shall be deemed to limit the ability of IBM or any of the Subsidiaries or Controlled Persons to enter into credit facilities which do not constitute Local Currency Facilities.

3.2   Currency Fluctuations, etc.

(a)   No later than 2:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Local Currency covered by a Local Currency Facility and (ii) give notice thereof to the Lenders, IBM and the relevant Borrowers.  Except as otherwise provided in Section 3.3, the Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.

(b)  No later than 2:00 p.m., New York City time, on each Reset Date and each Borrowing Date, the Administrative Agent shall (i) determine the US$ Equivalent of the Local Currency Loans then outstanding under each Local Currency Facility (after giving effect to any Local Currency Loans to be made or repaid on such date) and (ii) notify the Lenders, IBM and the relevant Borrowers of the results of such determination.

(c)   If, on any Reset Date or any Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date and (ii) any amendment, supplement or other modification to any Local Currency Facility effective on such date of which the Administrative Agent has received notice), the Aggregate Outstanding US$ Revolving Extensions of Credit of any Lender exceed the US$ Revolving Credit Overage of such Lender (the amount of such excess, the “US$ Revolving Credit Excess”), then the Local Currency Lender Maximum Borrowing Amount under each Local Currency Facility to which such Lender is a party shall be reduced on such date by an amount equal to the product of such US$ Revolving Credit Excess times a fraction the numerator of which shall equal the Local Currency Lender Stated Maximum Borrowing Amount under such Local Currency Facility and the denominator of which shall equal the aggregate of the Local Currency Lender Stated Maximum Borrowing Amounts under all Local Currency Facilities to which such Lender is a party.  After giving effect to any such reduction in Local Currency Lender Maximum Borrowing Amounts, the Local Currency Facility Maximum Borrowing Amount with respect to each Local Currency Facility shall in turn be reduced to an amount equal to the aggregate of the Local Currency Lender Maximum Borrowing Amounts of all Local Currency Lenders party to such Local Currency Facility.  Reductions in Local Currency Lender Maximum Borrowing Amounts and Local Currency Facility Maximum Borrowing Amounts pursuant to this paragraph (c) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Borrowing Date, and shall not be deemed to reduce the stated amount of any Commitment of any Local Currency Lender in respect of any Local Currency Facility.

(d)   If, on any Reset Date or Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date, (ii) any amendment, supplement or other modification to any Local Currency Facility effective on such date of which the Administrative Agent has received notice and (iii) any changes in any Local Currency Lender Maximum Borrowing Amounts effected pursuant to Section 3.2(c) on such date), the aggregate outstanding principal amount of the US$ Loans exceeds the US$ Facility Overage (the amount of such excess, the “US$ Facility Excess”), then the Local Currency Facility Maximum Borrowing Amount under each Local Currency Facility shall be reduced on such date by an amount equal to the product of such US$ Facility Excess times a fraction the numerator of which shall equal the Local Currency Facility Stated Maximum Borrowing Amount under such Local Currency Facility and the denominator of which shall equal the aggregate of the Local Currency Facility Stated Maximum Borrowing Amounts with respect to all Local Currency Facilities.  Each such reduction in the Local Currency Facility Maximum Borrowing Amount under a Local Currency Facility shall in turn reduce the respective Local Currency Lender

Maximum Borrowing Amounts of each Local Currency Lender party to such Local Currency Facility, pro rata on the basis of the respective Local Currency Lender Stated Maximum Borrowing Amounts of such Lenders.  Reductions in Local Currency Facility Maximum Borrowing Amounts and Local Currency Lender Maximum Borrowing Amounts pursuant to this paragraph (d) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Borrowing Date, and shall not be deemed to reduce the stated amount of any Commitment of any Local Currency Lender in respect of any Local Currency Facility.

(e)   If, on any Reset Date, the US$ Equivalent of the Local Currency Loans outstanding under a Local Currency Facility exceeds an amount equal to 105% of the Local Currency Facility Maximum Borrowing Amount with respect thereto (after giving effect to any reductions therein effected pursuant to Section 3.2(c) or (d) on such date), then the relevant Borrower shall, within three Business Days after notice thereof from the Administrative Agent, (i) increase the Local Currency Facility Stated Maximum Borrowing Amount with respect to such Local Currency Facility in accordance with Section 3.1(e) and/or (ii) prepay such Local Currency Loans in accordance with the terms of the relevant Local Currency Facilities in an aggregate amount such that, after giving effect thereto, (x) the US$ Equivalent of all such Local Currency Loans shall be equal to or less than such Local Currency Facility Maximum Borrowing Amount and (y) the US$ Equivalent of the Local Currency Loans of each relevant Local Currency Lender shall be equal to or less than such Local Currency Lender’s Local Currency Lender Maximum Borrowing Amount with respect to such Local Currency Facility.

(f)   If, on any Reset Date, the Aggregate Outstanding Revolving Extensions of Credit of any Lender exceed an amount equal to 105% of such Lender’s Revolving Credit Commitment, then, within three Business Days after notice thereof from the Administrative Agent, IBM shall prepay and/or cause the Subsidiary Borrowers to prepay the Loans in accordance with this Agreement or the relevant Local Currency Facilities, as the case may be, in an aggregate amount such that, after giving effect thereto, the Aggregate Outstanding Revolving Extensions of Credit of such Lender shall be equal to or less than such Lender’s Revolving Credit Commitment.

(g)   The Administrative Agent shall promptly notify the relevant Lenders of the amount of any reductions in Local Currency Facility Maximum Borrowing Amounts or Local Currency Lender Maximum Borrowing Amounts, and the amount of any prepayments, required pursuant to paragraph (c), (d), (e) or (f) of this Section 3.2.

3.3   Refunding of Local Currency Loans.

(a)   Notwithstanding noncompliance with the conditions precedent set forth in Section 5, if any Local Currency Loans are outstanding on (i) any date on which an Event of Default pursuant to Section 8(f) or (g) shall have occurred with respect to IBM, (ii) any date (the “Acceleration Date”) on which the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Section 8 or (iii) any date on which an Event of Default pursuant to Section 8(a)(ii) shall have occurred and be continuing for three or more Business Days and, in the case of clause (iii) above, any Local Currency Lender party to the affected Local Currency Facility shall have given notice thereof to the Administrative Agent requesting that the Local Currency Loans (“Affected Local Currency Loans”) outstanding thereunder be refunded pursuant to this Section 3.3, then, at 10:00 a.m., New York City time, on the second Business Day immediately succeeding (x) the date on which such Event of Default occurs (in the case of clause (i) above), (y) such Acceleration Date (in the case of clause (ii) above) or (z) the date on which such notice is received by the Administrative Agent (in the case of clause (iii) above), the Administrative Agent shall be deemed to have received a notice from IBM (or any one or more Subsidiary Borrowers designated by the Administrative Agent after consultation with IBM, provided, that any Subsidiary Borrower so designated shall in each case be the relevant Subsidiary Borrower party to the relevant Local Currency Facility unless otherwise agreed by the requisite Local Currency Lenders party to such Local Currency Facility) pursuant to Section 2.2 requesting that ABR Loans be made pursuant to Section 2.1 on such second Business Day in an aggregate amount equal to the US$ Equivalent of the aggregate amount of all Local Currency Loans (in the case of clause (i) or (ii) above) or the Affected Local Currency Loans (in the case of clause (iii) above) (calculated on the basis of Exchange Rates determined by the Administrative Agent on the Business Day immediately preceding such second Business Day), and the procedures set forth in Section 2.2 shall be followed in making such ABR Loans, provided, that (x) for the purposes of determining each Lender’s Revolving Credit Borrowing Share of such borrowing, the outstanding principal amount of Local Currency Loans or Affected Local Currency Loans, as the case may be, shall be deemed to be zero and (y) each Lender’s Revolving Credit Borrowing Share of such borrowing shall be reduced to the extent (if any) necessary to prevent the Aggregate Outstanding Revolving Extensions of Credit of such Lender from exceeding its Revolving Credit Commitment after giving effect to such borrowing.  The proceeds of such ABR Loans shall be applied to repay such Local Currency Loans; it being understood, however, that IBM (or such designated Borrower or Borrowers) shall have the right to make payment through the original Borrower or Borrowers of such Local Currency Loans and become a creditor of such original Borrower or Borrowers to the extent of such proceeds.

(b)   If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this Section 3.3 to repay Local Currency Loans as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, (i) the principal amount of each relevant Local Currency Loan shall be converted into Dollars (calculated on the basis of Exchange Rates determined by the Administrative Agent as of the immediately preceding Business Day) (“Converted Local Currency Loans”) and (ii) each Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Converted Local Currency Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Lender pursuant to paragraph (a) of this Section 3.3.  Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Local Currency Lender in such amount as will reduce the amount of the participating interest retained by such Local Currency Lender in the Converted Local Currency Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (a) of this Section 3.3.  All Converted Local Currency Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans.  Each Lender shall share on a pro rata basis (calculated by reference to its participating interest in such Converted Local Currency Loans) in any interest which accrues thereon and in all repayments thereof.

(c)   If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this Section 3.3 to repay Local Currency Loans as required by such paragraph and the principal amount of any Local Currency Loans may not be converted into Dollars in the manner contemplated by paragraph (b) of this Section 3.3, (i) the Administrative Agent shall determine the US$ Equivalent of such Local Currency Loans (calculated on the basis of Exchange Rates determined by the Administrative Agent as of the Business Day immediately preceding the date on which ABR Loans would otherwise have been made pursuant to said paragraph (a)) and (ii) effective on the date on which ABR Loans would otherwise have been made pursuant to said paragraph (a), each Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Local Currency Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Lender pursuant to paragraph (a) of this Section 3.3.  Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Local Currency Lender in such amount as will reduce the US$ Equivalent as of such date of the amount of the participating interest retained by such Local Currency Lender in such Local Currency Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (a) of this Section 3.3.  Each Lender shall share on a pro rata basis (calculated by reference to its participating interest in such Local Currency Loans) in any interest which accrues thereon, in all repayments of principal thereof and in the benefits of any collateral furnished in respect thereof and the proceeds of such collateral.

(d)   Notwithstanding anything to the contrary herein, the procedures specified in Section 2.5(b) or (c), as applicable, for refunding any outstanding Swing Line Loans shall be completed before the refunding of any Local Currency Loans pursuant to this Section 3.3, and the Administrative Agent in its discretion may adjust the procedures specified in this Section 3.3 to the extent necessary to so complete such refunding of such Swing Line Loans.

3.4   Existing Local Currency Facilities, etc.  Each of IBM, each Subsidiary Borrower, each Lender and the Administrative Agent acknowledges and agrees that (a) effective as of the Effective Date, the “Commitments” under the Existing Credit Agreement shall be terminated, (b) each “Local Currency Facility” entered into pursuant to the Existing Credit Agreement and described on Schedule 3.4 shall, effective on the Effective Date, automatically constitute a Local Currency Facility hereunder, (c) notwithstanding the termination of the “Commitments” under the Existing Credit Agreement, all “Local Currency Loans” outstanding pursuant to each “Local Currency Facility” on the Effective Date in the amount set forth on Schedule 3.4 shall constitute Local Currency Loans outstanding pursuant hereto and (d) each reference to the Existing Credit Agreement in any document relating to any such Local Currency Facility shall be deemed to be a reference to this Agreement.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, IBM hereby represents and warrants, and each Subsidiary Borrower represents and warrants (to the extent specifically applicable to such Subsidiary Borrower), to the Administrative Agent and each Lender that:

4.1   Organization; Powers.  Each of IBM, each Significant Subsidiary and each Subsidiary Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business in all material respects as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not, individually or in the aggregate, result in a Material Adverse Effect, and (d) in the case of each Borrower, has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

4.2   Authorization.  The execution, delivery and performance by each Borrower of this Agreement and the borrowings and other transactions contemplated hereby (collectively, the “Transactions”) (a) have been duly authorized by all requisite corporate or other organizational action and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, material rule or material regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of IBM, any Significant Subsidiary or any Subsidiary Borrower, (B) any material order of any Governmental Authority or (C) any provision of any material indenture, material agreement or other material instrument to which IBM, any Significant Subsidiary or any Subsidiary Borrower is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) except as contemplated hereby, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by IBM, any Significant Subsidiary or any Subsidiary Borrower.

4.3   Enforceability.  This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws relating to or affecting creditors’ rights generally and (b) general principles of equity.

4.4   Governmental Approvals.  No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except (a) such as have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect and (b) such periodic and current reports, if any, as (i) are required to disclose the Transactions and (ii) will be filed with the SEC on a timely basis.

4.5   Financial Statements.  IBM has heretofore furnished to the Lenders its consolidated balance sheet and related consolidated income statement, consolidated statement of cash flows and consolidated statement of equity as of and for the fiscal year ended December 31, 2020, audited by and accompanied by the opinion of PricewaterhouseCoopers, independent accountants.  Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of IBM and its Subsidiaries in conformity with GAAP.

4.6   No Material Adverse Change.  Except as publicly disclosed in filings by IBM with the SEC prior to the Amendment No. 1 Effective Date, between December 31, ~~2020~~2021 and the Amendment No. 1 Effective Date, there has been no development or event which has had a Material Adverse Effect.

4.7   No Material Litigation, etc.

(a)   Except as set forth in the Form 10-K of IBM for its fiscal year ended December 31, ~~2020~~2021 or the Form 10-Q of IBM for the fiscal quarter ended March 31, ~~2021~~2022, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of IBM, threatened by or against IBM or any of its Subsidiaries or against any of its or their respective properties, assets or revenues as of the Amendment No. 1  Effective Date (i) with respect to this Agreement or any of the Transactions, or (ii) which involves a probable risk of an adverse decision which would materially restrict the ability of IBM to comply with its obligations under this Agreement.

(b)   None of IBM or the Significant Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any order, judgment, writ, injunction or decree of any Governmental Authority, where such violation or default has resulted or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

4.8   Federal Reserve Regulations.

(a)   No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)   No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulation T, U or X.

(c)   After giving effect to the application of the proceeds of each Loan, not more than 25% of the value of the assets of IBM and its Subsidiaries (as determined in good faith by IBM) subject to the provisions of Section 7.1 will consist of or be represented by Margin Stock.  In the event any portion of the Loans made to any Borrower constitutes a “purpose credit” within the meaning of Regulation U and the Loans are directly or indirectly secured by any Margin Stock pursuant to the operation of Section 7.1, then, at the time of any borrowing which increases the outstanding amount of Loans, the aggregate “maximum loan value” (within the meaning of Regulation U) of all Margin Stock and all collateral other than Margin Stock which directly or indirectly secures the Loans will be greater than the aggregate principal amount of Loans and other extensions of credit to all Borrowers (whether made by the Lenders or other Persons) which are subject to Regulation T, U or X and which are directly or indirectly secured by such Margin Stock or other collateral.

4.9   Investment Company Act, etc.   No Borrower is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act or (except as contemplated by Section 4.8) any foreign, federal, state or local statute or regulation limiting such Borrower’s ability to incur Borrower Obligations.

4.10   Tax Returns.  Each of IBM and the Significant Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it except taxes, assessments, fees, liabilities, penalties or charges that are being contested in good faith by appropriate proceedings and for which IBM or such Significant Subsidiary shall have set aside on its books reserves in accordance with GAAP.

4.11   No Material Misstatements.  The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with this Agreement and the Transactions or included herein or delivered pursuant hereto, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.12   ERISA.  Each Borrower is in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13   Use of Proceeds.  The proceeds of each Loan will be used by the applicable Borrower for general corporate purposes of IBM and its Subsidiaries.

4.14   Anti-corruption Laws.   IBM has implemented and maintains in effect policies and procedures designed to ensure compliance by IBM, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and IBM and its Subsidiaries, and to the knowledge of IBM, their directors, officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) IBM, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of IBM, any agent of IBM or any Subsidiary that will act in any capacity in connection with or receive or direct the application of proceeds from the credit facility established hereby, is a Sanctioned Person.  No Loan or use of proceeds thereof will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 5.        CONDITIONS PRECEDENT

5.1   Conditions to Effectiveness.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent (the date on which such conditions are satisfied or waived, the “Effective Date”):

(a)   Executed Counterparts.  The Administrative Agent shall have received executed counterparts of this Agreement executed and delivered by duly authorized officers of IBM, the Administrative Agent and each Lender.

(b)   Closing Certificate.  The Administrative Agent shall have received a certificate of IBM, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and by the Secretary or any Assistant Secretary of IBM.

(c)   Fees.  The Administrative Agent shall have received the fees to be received on or prior to the Effective Date referred to in Section 2.11(b).

(d)   PATRIOT Act, etc.  The Administrative Agent and the Joint Lead Arrangers shall have received all documentation and other information about IBM as has been reasonably requested in writing at least 5 days prior to the Effective Date by the Administrative Agent or the Joint Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(e)   Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions, with a copy for each Lender:

(i)   the executed legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent; and

(ii)   the executed legal opinion of Frank Sedlarcik, Vice President, Assistant General Counsel and Secretary of IBM.

(f)   No Material Adverse Change.  Except as publicly disclosed in filings by IBM with the SEC prior to the Effective Date, no material adverse change shall have occurred between December 31, 2020 and the Effective Date in the business, assets, operations or financial condition of IBM and its subsidiaries taken as a whole.

(g)    Refinancing.  Subject to Section 3.4, the Existing Credit Agreement shall have been terminated.

For the avoidance of doubt, the Effective Date occurred on June 22, 2021.

5.2   Conditions to Each US$ Loan.  The agreement of each Lender to make any US$ Loan requested to be made by it on any date (including, without limitation, its initial US$ Loan) is subject to the satisfaction of the following conditions precedent:

(a)   Notice.  The Administrative Agent shall have received notice of such borrowing in conformity with the applicable requirements of this Agreement.

(b)   Representations and Warranties.  Each of the representations and warranties made by any Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)   No Default.  No Default or Event of Default shall have occurred and be continuing on such date or shall occur after giving effect to the borrowing of the US$ Loans requested to be made on such date.

(d)   Subsidiary Borrower Notice and Designation; Subsidiary Borrower Request.

(i)   If the relevant Borrower is a Subsidiary Borrower, IBM shall have delivered to the Administrative Agent a Subsidiary Borrower Notice and Designation for such Subsidiary Borrower specifying the maximum amount (the “Maximum Subsidiary Borrowing Amount”) which may be borrowed by such Subsidiary Borrower, and such Subsidiary Borrower shall have furnished to the Administrative Agent a Subsidiary Borrower Request.  Following the delivery of a Subsidiary Borrower Notice and Designation, if the designation of such Subsidiary Borrower obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, IBM shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.  If the relevant Borrower is a Subsidiary Borrower, in the case of the initial borrowing by such Subsidiary Borrower, such Subsidiary Borrower shall have notified the Lenders (through the Administrative Agent) of its intent to give notice of a borrowing pursuant to Section 2.2 at least five Business Days prior to the date it intends to give notice of such borrowing.

(ii)   If IBM shall designate a Foreign Subsidiary Borrower hereunder any Lender may, with notice to the Administrative Agent and IBM, fulfill its Commitment by causing an affiliate of such Lender to act as the Lender in respect of such Foreign Subsidiary Borrower (and such Lender shall, to the extent of Loans made to such Foreign Subsidiary Borrower, be deemed for all purposes hereof to have pro tanto assigned such Loans to such affiliate in compliance with the provisions of Section 11.8).

(iii)   IBM may from time to time deliver a subsequent Subsidiary Borrower Notice and Designation with respect to such Subsidiary Borrower, countersigned by such Subsidiary Borrower, for the purpose of changing the Maximum Subsidiary Borrowing Amount specified therein or terminating such Subsidiary Borrower’s designation as such, so long as (i) in the case of any reduction of any Maximum Subsidiary Borrowing Amount, on the effective date of such reduction, the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to such Subsidiary Borrower shall not exceed the Maximum Subsidiary Borrowing Amount as so reduced and (ii) in the case of any termination of such designation, on the effective date of such termination, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall have been paid in full or shall have been assigned to another Subsidiary Borrower in accordance with the relevant Local Currency Facility to which such assignee Subsidiary Borrower is a party.  In addition, if on any date a Subsidiary Borrower shall cease to be a Subsidiary or Controlled Person, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall automatically become due and payable on such date and no further Loans may be borrowed by such Subsidiary Borrower hereunder or under any Local Currency Facility.

Each borrowing of a US$ Loan by a Borrower shall constitute a representation and warranty by such Borrower (and, in the case of a Subsidiary Borrower, IBM) as of the date of such US$ Loan that the conditions contained in paragraphs (b) and (c) of this Section 5.2 have been satisfied.

Notwithstanding any other provision of this Agreement, no Lender shall be obligated to make any Loan to IBM, if (i) the adoption of any law, rule or regulation after the date of this Agreement, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (iii) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for such Lender to make such Loan to IBM.

Notwithstanding any other provision of this Agreement, no Lender shall be obligated to make any Loan to (i) a Subsidiary Borrower if any law, rule, regulation or interpretation or application thereof by any Governmental Authority, or compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority shall make it unlawful for such Lender to make such Loan to such Subsidiary Borrower or (ii) a Foreign Subsidiary Borrower if such Lender’s internal policies prohibit lending to Persons organized in the jurisdiction in which such Foreign Subsidiary Borrower is organized.

SECTION 6.        AFFIRMATIVE COVENANTS

IBM and each Subsidiary Borrower agrees that, so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, it shall and (in the case of IBM) shall cause each of its Significant Subsidiaries to:

6.1   Existence; Business and Properties.

(a)   Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would not cause or result in a Default or Event of Default under this Agreement.

(b)   Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; except in each case where the failure to do so would not result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.1(b) shall prevent IBM, any Subsidiary Borrower or any Significant Subsidiary from (x) discontinuing any of its businesses no longer deemed advantageous to it or discontinuing the operation and maintenance of any of its properties no longer deemed useful in the conduct of its business or (y) selling or disposing of any assets, Subsidiaries or capital stock thereof, in a transaction not prohibited by Section 7.2.

6.2   Financial Statements, Reports, etc.  In the case of IBM, furnish to the Administrative Agent for distribution to the Lenders:

(a)   as soon as available and in any event within 90 days after the end of each fiscal year, copies of the report filed by IBM with the SEC on Form 10-K in respect of such fiscal year, each accompanied by IBM’s annual report in respect of such fiscal year or, if IBM is not required to file such a report in respect of such fiscal year, the consolidated balance sheet and related consolidated income statement, consolidated statement of cash flows and consolidated statement of equity of IBM and its Subsidiaries as of the close of such fiscal year, all audited by PricewaterhouseCoopers or other independent accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of IBM and its Subsidiaries in conformity with GAAP;

(b)   as soon as available and in any event within 50 days after the end of each of the first three quarterly periods of each fiscal year, copies of the unaudited quarterly reports filed by IBM with the SEC on Form 10-Q in respect of such quarterly period, or if IBM is not required to file such a report in respect of such quarterly period, the unaudited consolidated balance sheet and related unaudited consolidated income statement, consolidated statement of cash flows and consolidated statement of equity of IBM and its Subsidiaries as of the close of such fiscal quarter, certified by a Responsible Officer of IBM as fairly presenting, in all material respects, the financial position, results of operations and cash flows of IBM and its Subsidiaries in accordance with GAAP, subject to normal year-end audit adjustments;

(c)   concurrently with any delivery of financial statements by IBM described in paragraph (a) or (b) above (whether contained in a report filed with the SEC or otherwise), a certificate of a Responsible Officer of IBM substantially in the form of Schedule 6.2(c);

(d)   promptly after the same become publicly available, copies of (i) all financial statements, notices, reports and proxy materials distributed to stockholders of IBM and (ii) all reports on Form 10-K, 10-Q and 8-K (or their equivalents) filed by IBM with the SEC (or with any Governmental Authority succeeding to any or all of the functions of the SEC) pursuant to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided, that documents required to be furnished under this paragraph (d) shall be deemed furnished when made available via the EDGAR (or any successor) system of the SEC;

(e)   promptly, from time to time, (i) such other publicly available documents and information regarding the operations, business affairs and financial condition of IBM, any Significant Subsidiary or any Subsidiary Borrower (including information relating to “know your customer” or similar identification procedures), or compliance with the terms of this Agreement and (ii) solely with respect to each Subsidiary Borrower (if any), information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the ~~Patriot~~ Act and the Beneficial Ownership Regulation, in each case, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and

(f)   within ten Business Days after the occurrence thereof, written notice of any change in Status; provided that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Margin or other amount payable hereunder which is to occur upon a change in Status pursuant to the terms of this Agreement.

With respect to the documents referred to in paragraphs (a) through (e) above, IBM shall furnish such number of copies as the Administrative Agent or the Lenders shall reasonably require for distribution to their personnel in connection with this Agreement.

6.3   Notices.  Promptly after any Responsible Officer or the Director of Treasury Operations of IBM obtains knowledge thereof, give notice to the Administrative Agent and each Lender of (i) the occurrence of any Default or Event of Default, accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Borrower proposes to take with respect thereto and (ii) solely with respect to each Subsidiary Borrower (if any), any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

6.4   Anti-Corruption Laws.  Maintain in effect and enforce policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors, officers and employees, whether acting directly or through agents, with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.        NEGATIVE COVENANTS

IBM and, in the case of Sections 7.2 and 7.3, each Subsidiary Borrower agrees that, so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:

7.1   Limitation on Secured Debt and Sale and Leaseback Transactions.

(a)   IBM will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Debt without making provision whereby all Borrower Obligations shall be secured equally and ratably with (or prior to) such Secured Debt (together with, if IBM shall so determine, any other Debt of IBM or such Restricted Subsidiary then existing or thereafter created which is not by its terms subordinate to the Borrower Obligations) so long as such Secured Debt shall be outstanding unless such Secured Debt, when added to (a) the aggregate amount of all Secured Debt then outstanding (not including in this computation Secured Debt if the Borrower Obligations are secured equally and ratably with (or prior to) such Secured Debt and further not including in this computation any Secured Debt which is concurrently being retired) and (b) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by IBM after July 15, 1985, or entered into by a Restricted Subsidiary after July 15, 1985, or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt which is concurrently being retired), would not exceed 10% of Consolidated Net Tangible Assets.

(b)   IBM will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of (i) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by IBM after July 15, 1985, or entered into by a Restricted Subsidiary after July 15, 1985, or, if later, the date on which it became a Restricted Subsidiary, and (iii) the aggregate of all Secured Debt then outstanding (not including in this computation Secured Debt if the Borrower Obligations are secured equally and ratably with (or prior to) such Secured Debt) would not exceed 10% of Consolidated Net Tangible Assets or (b) an amount equal to the greater of (i) the net proceeds to IBM or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction and (ii) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, is applied to the retirement of Funded Debt of IBM or any Restricted Subsidiaries (other than Funded Debt which is subordinated to the Loans or which is owing to IBM or any Restricted Subsidiaries) within 180 days after the consummation of such Sale and Leaseback Transaction.

7.2   Mergers, Consolidations and Sales of Assets.

(a)   No Borrower will consolidate with or merge with or into any other Person (unless, in the case of any Subsidiary Borrower, such Subsidiary Borrower’s designation as such is terminated pursuant to Section 5.2(d) concurrently with such transaction), except that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, IBM may merge with any other U.S. corporation or limited liability company, and each Subsidiary Borrower may merge with any other Person, provided that (i) in the case of any such merger involving IBM, IBM is the surviving entity, (ii) in the case of any such merger involving a Subsidiary Borrower, the surviving entity is either the Subsidiary Borrower or assumes all of such Subsidiary Borrower’s obligations under this Agreement and remains a “Subsidiary Borrower” and (iii) on the date of consummation of any merger involving IBM, IBM shall deliver to the Administrative Agent a certificate of a Responsible Officer of IBM demonstrating that, on a pro forma basis determined as if such merger had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter, IBM would have been in compliance with Section 7.4 as of the last day of such fiscal quarter.

(b)   IBM will not sell, convey or otherwise transfer all or substantially all of its properties or assets to any Person, provided that this paragraph (b) shall not prohibit IBM from entering into a merger transaction expressly permitted by Section 7.2(a).

7.3   Margin Regulations.

(a)  No Borrower will permit any part of the proceeds of any Loan to be used in any manner that would result in a violation of, or be inconsistent with, the provisions of Regulation T, U or X.  No Borrower will take, or permit the Subsidiaries to take, any action at any time that would (A) result in a violation of the substitution and withdrawal requirements of Regulation T or U, in the event the same should become applicable to any Loans or this Agreement or (B) cause the representations and warranties contained in Section 4.8 at any time to be other than true and correct.

(b)   Whenever required to ensure compliance with Regulations T, U and X or requested by the Administrative Agent or one or more Lenders, each Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, and any other notice or form required under Regulation U, the statements made and information contained in which shall be sufficient, in the good faith opinion of each Lender, to permit the extensions of Loans hereunder in compliance with Regulation U.

7.4   Consolidated Net Interest Expense Ratio.  IBM will not permit the Consolidated Net Interest Expense Ratio, for any period of four consecutive fiscal quarters taken as a single accounting period, to be less than 2.20 to 1.0.

7.5   Anti-Corruption Laws.  IBM and its Subsidiaries shall not use, and shall procure that the respective directors, officers and employees of IBM and its Subsidiaries shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

SECTION 8.        EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)   (i) Any Borrower shall (x) fail to pay any principal of any US$ Loan when due in accordance with the applicable terms of this Agreement or (y) fail to pay any interest on any US$ Loan, or any fee or other amount payable hereunder or under any Local Currency Facility (other than as provided in clause (ii) below), within five Business Days after any such interest, fee or other amount becomes due in accordance with the terms hereof or thereof; or (ii) any Borrower shall fail to pay any principal of or interest on any Local Currency Loan when due in accordance with the applicable terms of the relevant Local Currency Facility and such default shall continue unremedied for a period of three Business Days (in the case of principal) or five Business Days (in the case of interest) after written notice thereof shall have been given to IBM by the Administrative Agent or any affected Local Currency Lender (with a copy to the Administrative Agent); or

(b)   Any representation or warranty made or deemed made by any Borrower herein or in any Local Currency Facility or which is contained in any certificate, document or financial or other statement furnished by it at any time pursuant to this Agreement or any Local Currency Facility shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)   IBM shall default in the observance or performance of the agreement contained in Section 7.4; or

(d)   Any Borrower shall default in the observance or performance of any other agreement contained in this Agreement or in any Local Currency Facility or any other event or condition constituting a default under any Local Currency Facility shall occur (in each case other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to IBM by the Administrative Agent or the Required Lenders; or

(e)   IBM or any Significant Subsidiary shall default in the payment of any principal or interest, regardless of amount, due in respect of any Indebtedness in an aggregate principal amount of $500,000,000 or more, when and as the same shall become due and payable (after the expiration of any applicable grace period); or

(f)   An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of IBM or any Significant Subsidiary, or of a substantial part of the property or assets of IBM or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for IBM or any Significant Subsidiary or for a substantial part of the property or assets of IBM or any Significant Subsidiary or (iii) the winding-up or liquidation of IBM or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(g)   IBM or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (f) of this Section 8, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for IBM or any Significant Subsidiary or for a substantial part of the property or assets of IBM or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)   One or more judgments for the payment of money which are due and payable in an aggregate amount of $500,000,000 (exclusive of any amount thereof covered by insurance so long as such coverage is not being disputed) or more shall be rendered by a court of competent jurisdiction against IBM, any Significant Subsidiary or any combination of IBM and Significant Subsidiaries and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed (for this purpose, a judgment shall effectively be stayed during a period when it is not yet due and payable), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of IBM or any Significant Subsidiary to enforce any such judgment; or

(i)   The guarantee contained in Section 10 shall cease, for any reason, to be in full force and effect or IBM shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) or (g) above with respect to IBM, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all fees and other amounts owing under this Agreement and the Local Currency Facilities shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to IBM declare the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to IBM, declare the Loans (with accrued interest thereon) and all fees and other amounts owing under this Agreement and the Local Currency Facilities to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 9.        THE ADMINISTRATIVE AGENT

9.1   Appointment.  Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes JPMorgan Chase Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Local Currency Facility or otherwise exist against the Administrative Agent.

9.2   Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys‑in‑fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in‑fact selected by it with reasonable care.

9.3   Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any Local Currency Facility or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any Local Currency Facility or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Local Currency Facility or for any failure of any Borrower to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Local Currency Facility, or to inspect the properties, books or records of any Borrower.

9.4   Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, or all Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by any Borrower hereunder.

9.5   Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6   Non‑Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans and enter into this Agreement and any Local Currency Facilities.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any Local Currency Facility, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates.

9.7   Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the US$ Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that (a) no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent and (b) in the event that the Administrative Agent is reimbursed by any Borrower for any amount paid to it by the Lenders pursuant to this Section 9.7, the amount of such reimbursement shall in turn be paid over to the Lenders on a ratable basis.  The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8   Administrative Agent in Its Individual Capacity.  Each of the Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder.  With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9   Successor Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign as Administrative Agent at any time by giving notice to the Lenders and IBM.  If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be subject to the approval of IBM (which approval shall not be unreasonably withheld).  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent shall have given notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders, which successor administrative agent shall be subject to the approval of IBM (which approval shall not be unreasonably withheld).  Upon the acceptance of any appointment as Administrative Agent hereunder by a permitted successor, such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.10   Syndication and Documentation Agents.  The Syndication Agents and the Documentation Agents shall not have any duties or responsibilities hereunder in its capacity as such.

9.11   Certain ERISA Matters.

(a)   Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)   In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that:

(i) none of the Administrative Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)   The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

9.12   Acknowledgements of Lenders.

(a)   Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 9.12 shall be conclusive, absent manifest error.

(b)   Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)   Each Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations owed by any Borrower, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of making a payment on any such Borrower Obligation.

(d)   Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Borrower Obligations under this Agreement.

SECTION 10.      GUARANTEE

10.1   Guarantee.  In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans, and in consideration thereof, IBM hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by each Subsidiary Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and IBM further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 10.  The guarantee contained in this Section 10, subject to Section 10.5, shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations.

IBM agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 10, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 10 for such purpose.  No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of IBM under this Section 10 which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Subsidiary Borrower Obligations until, subject to Section 10.5, the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

10.2   No Subrogation.  Notwithstanding any payment made by IBM pursuant to this Section 10 or any set-off or application of funds of IBM by the Administrative Agent or any Lender in connection with the guarantee contained in this Section 10, IBM shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Subsidiary Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall IBM seek or be entitled to seek any contribution or reimbursement from any Subsidiary Borrower in respect of payments made by IBM under this Section 10, until all amounts owing to the Administrative Agent and the Lenders on account of the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.  If any amount shall be paid to IBM on account of such subrogation rights at any time when all of the Subsidiary Borrower Obligations shall not have been paid in full, such amount shall be held by IBM in trust for the Administrative Agent and the Lenders, segregated from other funds of IBM, and shall, forthwith upon receipt by IBM, be turned over to the Administrative Agent in the exact form received by IBM (duly indorsed by IBM to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.  The provisions of this Section 10.2 shall survive the term of the guarantee contained in this Section 10 and the payment in full of the Subsidiary Borrower Obligations and the termination of the Commitments.

10.3   Amendments, etc. with respect to the Subsidiary Borrower Obligations.  IBM shall remain obligated under this Section 10 notwithstanding that, without any reservation of rights against IBM, and without notice to or further assent by IBM, any demand for payment of or reduction in the principal amount of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

10.4   Guarantee Absolute and Unconditional.  IBM waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this Section 10; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between IBM or the Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10.  IBM waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon IBM or any Subsidiary Borrower with respect to the Subsidiary Borrower Obligations.  To the full extent permitted by law, the guarantee contained in this Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any Local Currency Facility, any of the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable Requirements of Law of repayment by the relevant Subsidiary Borrower of any Subsidiary Borrower Obligations or the adoption of any Requirement of Law purporting to render any Subsidiary Borrower Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by the applicable Subsidiary Borrower) which may at any time be available to or be asserted by IBM against the Administrative Agent or any Lender, (d) any change in ownership of the relevant Subsidiary Borrower, any merger or consolidation of the relevant Subsidiary Borrower into another Person or any loss of the relevant Subsidiary Borrower’s separate legal identity or existence, or (e) any other circumstance whatsoever (with or without notice to or knowledge of IBM or any Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Subsidiary Borrower for any Subsidiary Borrower Obligations, or of IBM under the guarantee contained in this Section 10, in bankruptcy or in any other instance.  When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 10 against IBM, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve IBM of any liability under this Section 10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against IBM.

10.5   Reinstatement.  The guarantee contained in this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

10.6   Payments.  IBM hereby agrees that any payments in respect of the Subsidiary Borrower Obligations pursuant to this Section 10 will be paid to the Administrative Agent without setoff or counterclaim in Dollars (in the case of Subsidiary Borrower Obligations arising under this Agreement) or, at the option of the relevant Local Currency Lender(s), in Dollars or in the relevant Local Currency (in the case of Subsidiary Borrower Obligations arising under any Local Currency Facility), at (a) the office of the Administrative Agent specified in Section 11.2 (in the case of Subsidiary Borrower Obligations arising under this Agreement) or (b) at the office specified for payments under the relevant Local Currency Facility or such other office as shall have been specified by the relevant Local Currency Lender(s) in each case to the extent permitted by applicable law (in the case of Subsidiary Borrower Obligations arising under any Local Currency Facility).

10.7   Judgments Relating to Guarantee.

(a)   If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under the guarantee contained in this Section 10 in one currency into another currency, IBM agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender (or agent acting on its behalf) could purchase the first currency with such other currency for the first currency on the Banking Day immediately preceding the day on which final judgment is given.

(b)   The obligations of IBM in respect of any sum due under the guarantee contained in this Section 10 shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with this Section 10 (the “Agreement Currency”), be discharged only to the extent that, on the Banking Day following receipt by any Lender (or agent acting on its behalf) (the “Applicable Creditor”) of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, IBM agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, provided, that if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to

IBM.  The obligations of IBM contained in this Section 10.7 shall survive the termination of the guarantee contained in this Section 10 and the payment of all amounts owing hereunder.

10.8   Independent Obligations.  The obligations of IBM under the guarantee contained in this Section 10 are independent of the obligations of each Subsidiary Borrower, and a separate action or actions may be brought and prosecuted against IBM whether or not the relevant Subsidiary Borrower be joined in any such action or actions.  IBM waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the relevant Subsidiary Borrower or other circumstance which operates to toll any statute of limitations as to such Subsidiary Borrower shall operate to toll the statute of limitations as to IBM.

SECTION 11.      MISCELLANEOUS

11.1   Amendments and Waivers.  Subject to Section 2.14(b)~~, (c)~~  and (d), neither this Agreement nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1.  The Required Lenders may, or, upon receipt of written consent of the Required Lenders to all terms thereof, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any US$ Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Revolving Credit Commitment or Swing Line Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) reduce any amounts payable to any Lender pursuant to Section 2.5(b), 2.5(c), 3.3 or 10 (including, without limitation, pursuant to any release of the guarantee contained in Section 10), or increase any amounts payable by any Lender pursuant to Section 2.5(b), 2.5(c) or 3.3, in each case without the consent of each Lender materially and adversely affected thereby, or (iii) amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, (iv) release the guaranty contained in Section 10 without the consent of each Lender, (v) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent or (vi) except in connection with the establishment of any new tranche of Commitments or Loans hereunder, change Sections 2.15(a) and 11.12(a) in a manner that would alter the pro rata distribution or sharing of payments, or the funding of Loans, required thereby, without the written consent of each Lender adversely affected thereby.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the obligations owing hereunder.  In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Notwithstanding anything to the contrary in the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency, it being agreed the Administrative Agent shall provide the Lenders at least five Business Days’ prior written notice of such amendment, and any such amendment shall be deemed approved by the Lenders unless the Administrative Agent shall have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

11.2   Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of IBM and the Administrative Agent, as set forth in the relevant Subsidiary Borrower Notice and Designation in the case of the Subsidiary Borrowers and as notified by each Lender to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

IBM:
INTERNATIONAL BUSINESS MACHINES CORPORATION
One New Orchard Road
Armonk, New York  10504
Attention:  Vice President and Treasurer
Telecopy:  914-499-2883

With a copy to CHQ Legal Department
Telecopy:  914-499-6445

The Administrative Agent:
JPMORGAN CHASE BANK, N.A.
500 Stanton Christiana Rd.
NCC5/1st Floor
Newark, Delaware, 19713
~~Attention: Suzanna Gallagher~~
Attention: Loan & Agency Services Group
Phone No:  ~~N/A~~+1-312-732-1174
Fax No:  ~~(302) 634-4250~~12012443629@tls.ldsprod.com
Email: leah.bain@chase.com

Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:
~~E-mail:  suzanna.l.gallagher~~Email: covenant.compliance@jpmchase.com provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.3, 2.5, 2.6, 2.8 or 2.13 shall not be effective until received.

11.3   No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4   Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the US$ Loans hereunder.

11.5   Payment of Expenses.  Each of IBM and, as applicable, each Subsidiary Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out‑of‑pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, the reasonable fees and disbursements of separate counsel to the Administrative Agent and to each Lender, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Local Currency Lender, each Syndication Agent, each Documentation Agent, each Joint Lead Arranger, the Administrative Agent and their respective directors, officers, employees and agents (each, an “indemnified person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable fees and disbursements of counsel, incurred by or asserted against such indemnified person which arise out of or in connection with any claim, litigation or proceeding relating to this Agreement or any such other documents, any Loan or any actual or proposed use of proceeds of any Loan or any of the Transactions, or any failure by any Borrower to repay any Local Currency Loans or other obligations owing under any Local Currency Facility when due in accordance with the terms of such Local Currency Facility, regardless of whether such claim, litigation, investigation or proceeding is brought by IBM or any Subsidiary Borrower (all the foregoing in this clause (d), collectively, the “indemnified liabilities”); provided, that no Borrower shall have any obligation hereunder to any indemnified person with respect to indemnified liabilities arising from (x) the gross negligence or willful misconduct of such indemnified person, its affiliates or the directors, officers, employees and agents of such indemnified person, acting as such, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction or (y) a material breach by such indemnified person, its affiliates or the directors, officers, employees and agents of such indemnified person, acting as such, of its or their obligations under this Agreement, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction and provided further, that nothing contained in this Section 11.5 (other than Section 11.5(c)) shall require IBM or any Subsidiary Borrower to pay any taxes of any indemnified person or any Transferee or any indemnity with respect thereto.  No indemnified person or IBM shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons.  No indemnified person shall be liable for any special, indirect, consequential or punitive damages in connection with this Agreement; provided, that nothing in this sentence shall relieve IBM or any Subsidiary Borrower of any obligation it may have to indemnify an indemnified person, as provided in this paragraph, against any special, indirect, consequential or punitive damages asserted against such indemnified person by a third party and the foregoing waivers shall be in addition to IBM and each Subsidiary Borrower’s indemnification obligations under this Agreement.  The agreements in this Section 11.5 shall survive repayment of the Loans and the payment of all other amounts payable hereunder.

11.6   Participations.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (other than a

Borrower, an Affiliate of a Borrower or a natural person) (each, a “Participant”) participating interests in any US$ Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such obligation owing to it hereunder for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the US$ Loans or any fees payable hereunder, postpone the date of the final maturity of the US$ Loans, or release the guarantee contained in Section 10, in each case to the extent subject to such participation.  Each Borrower agrees that, while an Event of Default shall have occurred and be continuing, if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.12 as fully as if it were a Lender hereunder.  Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 2.19 with respect to its participation in the Revolving Credit Commitments and the US$ Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the relevant Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.7   Transfers of Competitive Loans.

(a)   Any Competitive Loan Lender, in the ordinary course of its business and in accordance with applicable law, at any time may assign to one or more banks or other entities (each, a “Competitive Loan Assignee”) any Competitive Loan owing to such Competitive Loan Lender, pursuant to a Competitive Loan Assignment executed by the assignor Competitive Loan Lender and the Competitive Loan Assignee.

(b)   Upon such execution, from and after the date of such Competitive Loan Assignment, the Competitive Loan Assignee shall be deemed, to the extent of the assignment provided for in such Competitive Loan Assignment, and subject to the provisions of Sections 11.7(c) and 11.7(d), to have the same rights and benefits of payment and enforcement with respect to such Competitive Loan (including, without limitation, the applicable rights set forth in Sections 2.16, 2.17, 2.18 and 2.19) and the same rights of setoff and obligation to share pursuant to Section 11.12 as it would have had if it were a Competitive Loan Lender hereunder.

(c)   Unless such Competitive Loan Assignment shall otherwise specify and a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with Section 11.9(a), the assignor under the Competitive Loan Assignment shall act as collection agent for the Competitive Loan Assignee thereunder, and the Administrative Agent shall pay all amounts received from the relevant Borrower which are allocable to the assigned Competitive Loan directly to such assignor without any liability to such Competitive Loan Assignee.

(d)   A Competitive Loan Assignee under a Competitive Loan Assignment shall not, by virtue of such Competitive Loan Assignment, become a party to this Agreement or a “Competitive Loan Lender”, or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided that (i) the assignor under such Competitive Loan Assignment and such Competitive Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document, and (ii) if a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with Section 11.9(a), no such amendment, waiver or modification may reduce or postpone any payment of principal or interest in respect of any Competitive Loan assigned to such Competitive Loan Assignee without the written consent of such Competitive Loan Assignee.

(e)   If a Competitive Loan Assignee has caused a Competitive Loan Assignment to be recorded in the Register in accordance with Section 11.9(a), such Competitive Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign the relevant Competitive Loans to any Competitive Loan Lender, to any affiliate or subsidiary of such Competitive Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the same type as the Competitive Loans, and the foregoing provisions of this Section 11.7 shall apply, mutatis mutandis, to any such assignment by a Competitive Loan Assignee.  Except in accordance with the preceding sentence, Competitive Loans may not be further assigned by a Competitive Loan Assignee, subject to any legal or regulatory requirement that the Competitive Loan Assignee’s assets must remain under its control.

(f)   Upon its receipt of a Competitive Loan Assignment executed by an assignor Competitive Loan Lender and a Competitive Loan Assignee, together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be payable by any Borrower), the Administrative Agent promptly shall (i) accept such Competitive Loan Assignment, (ii) record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the assignor Competitive Loan Lender, the Competitive Loan Assignee and the relevant Borrower.

11.8   Assignments.

(a)   Subject to clause (ii) of the second sentence of Section 3.1(b), any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any affiliate of such Lender or, with the consent of IBM and the Administrative Agent (which consent in each case shall not be unreasonably withheld or delayed, and, in the case of IBM, shall be deemed to have been given unless IBM shall object to such assignment by written notice to the Administrative Agent within ten Business Days after having received notice thereof), to any other Lender or to an additional bank, financial institution or other entity other than a Borrower, an Affiliate of a Borrower or a natural person (each, a “Purchasing Lender”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Assumption, substantially in the form of Exhibit E, executed by such Purchasing Lender and such assigning Lender (and, in the case of a Purchasing Lender that is not an affiliate of the relevant assigning Lender, by IBM and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided, that except in the case of an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $10,000,000 or such lesser amount as may be consented to by IBM and the Administrative Agent and provided, further, that a Swing Line Lender may so assign all or a portion of such rights and obligations to a Person that shall become a Swing Line Lender hereunder only if notice of the designation of such new Swing Line Lender shall have been delivered to the Administrative Agent prior to such assignment.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment (and, if applicable, a Swing Line Commitment) as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

(b)   Upon its receipt of an Assignment and Assumption executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not an affiliate of the relevant assigning Lender, by IBM and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be payable by any Borrower), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and IBM.

11.9   The Register; Disclosure; Pledges to Federal Reserve Banks.

(a)   The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Competitive Loan Assignment and Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of (i) the names and addresses of the Lenders, the Revolving Credit Commitments and Swing Line Commitments of the Lenders, and the principal amount of the US$ Loans owing to each Lender from time to time and (ii) with respect to each Competitive Loan Assignment delivered to the Administrative Agent, the name and address of the Competitive Loan Assignee and the principal amount of each Competitive Loan owing to such Competitive Loan Assignee.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the US$ Loan recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

(b)   Each Borrower authorizes each Lender to disclose to any Participant, Competitive Loan Assignee or Purchasing Lender (each, a “Transferee”) and any prospective Transferee, subject to the provisions of Section 11.21 (whether or not, in the case of any Person that is a prospective Transferee, such Person in fact becomes a Transferee), any and all financial information in such Lender’s possession concerning the Borrowers and their respective affiliates which has been delivered to such Lender by or on behalf of any Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any Borrower in connection with such Lender’s credit evaluation of the Borrowers and their respective affiliates prior to becoming a party to this Agreement.

(c)   Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank or central bank in accordance with applicable law, provided, that in the case of any such pledge or assignment to a central bank, no Borrower will be responsible for the payment of any fees, expenses, duties, imposts, taxes or other amounts in connection therewith.  In order to facilitate such pledge or assignment, each Borrower hereby agrees that, upon request of any Lender at any time and from time to time after such Borrower has made its initial borrowing hereunder, such Borrower shall provide to such Lender, at such Borrower’s own expense, a promissory note, substantially in the form of Exhibit G-1 or G-2, as the case may be, evidencing the Revolving Credit Loans, Swing Line Loans or Competitive Loans, as the case may be, owing to such Lender.

11.10   Changing Designations of Swing Line Lenders and Competitive Loan Lenders.

(a)   IBM shall have the right to change the designation of a Lender or Swing Line Lender to (i) cause a Lender to become a Swing Line Lender, (ii) change the Swing Line Commitment of a Swing Line Lender (so long as, after giving effect thereto, (x) such Swing Line Commitment does not exceed such Lender’s Revolving Credit Commitment and (y) the aggregate amount of the Swing Line Commitments shall not exceed $2,000,000,000) or (iii) cause a Swing Line Lender to cease to be a Swing Line Lender, provided that no such change shall become effective unless (x) the Lender affected thereby shall in its sole discretion have agreed in writing to such change and (y) prior written notification thereof shall have been delivered to the Administrative Agent and, in the case of clause (i) above, the Administrative Agent shall have approved of such designation (which approval shall not be unreasonably withheld).

(b)   IBM shall have the right to change the designation of a Lender or Competitive Loan Lender to (i) cause a Lender to become a Competitive Loan Lender or (ii) cause a Competitive Loan Lender to cease to be a Competitive Loan Lender, provided that no such change shall become effective unless (x) the Lender affected thereby shall in its sole discretion have agreed in writing to such change and (y) prior written notification thereof shall have been delivered to the Administrative Agent and, in the case of clause (i) above, the Administrative Agent shall have approved of such designation (which approval shall not be unreasonably withheld).

11.11   Replacement of Lenders under Certain Circumstances.  IBM shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.18 (other than with respect to Index Rate Competitive Loans), (b) is affected in the manner described in Section 2.16 (other than with respect to Index Rate Competitive Loans) and as a result thereof any of the actions described in said Section is required to be taken, (c) becomes a Defaulting Lender or (d) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of Section 11.1, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) IBM shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) IBM shall be liable to such replaced Lender under Section 2.19 if any ~~Eurodollar~~Term Benchmark Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto or any Competitive Loan owing to such replaced Lender shall be paid other than on the relevant Competitive Loan Maturity Date, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.8 (provided that IBM shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, IBM shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which IBM, the Administrative Agent or any other Lender shall have against the replaced Lender.

11.12   Adjustments; Set-off.

(a)   If any Lender (a “benefitted Lender”) shall at any time receive any payment of all or part of its US$ Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in Section 8(f) or (g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s US$ Loans that are then due and payable, or interest thereon, such benefitted Lender shall purchase at par for cash from the other Lenders a participating interest in such portion of each such other Lender’s US$ Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)   In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set‑off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the relevant Borrower.  Each Lender agrees promptly to notify IBM and the Administrative Agent after any such set‑off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set‑off and application.

11.13   Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with IBM and the Administrative Agent.

11.14   Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15   Integration; Electronic Signatures.

(a)   This Agreement represents the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein.

(b)   Delivery of an executed counterpart of a signature page of (i) this Agreement, and/or (ii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.2), certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement~~, such other Loan Document~~  or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (1) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the applicable Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (2) upon the request of the Administrative Agent or any Lender, any Electronic Signature  shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, each Borrower hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the applicable Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender Party or any Lender Party’s directors, officers, employees, agents and advisors for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the applicable Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.16   GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.17   Submission To Jurisdiction; Waivers.  Each Borrower hereby irrevocably and unconditionally:

(a)   submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, or, to the extent such courts lack subject matter jurisdiction, the Courts of the State of New York, in each case located in the County of New York;

(b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)   in the case of each Subsidiary Borrower, designates and directs IBM at its offices at One New Orchard Road, Armonk, New York, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in paragraph (a) of this Section 11.17 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon such Subsidiary Borrower and that failure of IBM to give any notice of such service to any such party shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon;

(d)   in the case of each Subsidiary Borrower, to the extent that such Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement (it being understood that the waivers contained in this paragraph (d) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act);

(e)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address referred to in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(f)   agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(g)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.18   Judgments Relating to Subsidiary Borrowers.

(a)   If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder by any Subsidiary Borrower to any party hereto or any holder of the obligations of such Subsidiary Borrower hereunder into another currency, such Subsidiary Borrower agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction such party or holder could purchase Dollars with such other currency for Dollars on the Banking Day immediately preceding the day on which final judgment is given.

(b)   The obligations of each Subsidiary Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that, on the Banking Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase Dollars with the Judgment Currency; if the amount of Dollars so purchased is less than the sum originally due to the Applicable Creditor in Dollars, such Subsidiary Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, provided, that if the amount of Dollars so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to such Subsidiary Borrower.  The obligations of the Subsidiary Borrowers contained in this Section 11.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

11.19   Acknowledgements.  Each Borrower hereby acknowledges that:

(a)   it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b)   neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)   no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

11.20   WAIVERS OF JURY TRIAL.  EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

11.21   Confidentiality.  Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of any Borrower or any of the Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of any Borrower or any of the Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee or any swap counterparty so long as delivery of such information is made subject to the requirement that such information be kept confidential in the manner contemplated by this Section 11.21, (iii) to its employees or affiliates involved in the administration of this Agreement or any Local Currency Facility, directors, agents, attorneys, accountants and other professional advisors (each of which shall be instructed to hold the same in confidence), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, (vii) in connection with the exercise of any remedy hereunder or under any Local Currency Facility, (viii) to any credit insurance provider relating to any Borrower and its obligations or any rating agency when required by it, provided that, prior to any disclosure, such credit insurance provider or rating agency shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it, (ix) to the CUSIP

Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, provided that, prior to any disclosure, the CUSIP Service Bureau or such similar agency shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it, or (x) if IBM has consented to such disclosure in writing in its sole discretion.  It is understood and agreed that IBM, its Subsidiaries and their respective affiliates may rely upon this Section 11.21 for any purpose, including without limitation to comply with Regulation FD promulgated by the SEC.

11.22   Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future permitted holders of the obligations hereunder and their respective successors and permitted assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.  Each reference herein to any Lender shall, to the extent applicable, be deemed to be a reference to any affiliate, branch or agency of any Lender which is a Local Currency Lender.

11.23   Incremental Revolving Credit Commitments.

(a)   IBM and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall provide incremental Revolving Credit Commitments by executing and delivering to the Administrative Agent one or more Incremental Commitment Supplements or, in the case of New Lenders, New Lender Supplements.

(b)   Any additional bank, financial institution or other entity which is not already a Lender, with the consent of IBM and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld), can elect to become a party to this Agreement and obtain a Revolving Credit Commitment; such party shall execute a New Lender Supplement (each, a “New Lender Supplement”) with IBM and the Administrative Agent, substantially in the form of Exhibit I-1, whereupon such bank, financial institution or other entity (herein called a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c)   Any Lender (other than any New Lender) which agrees to provide an incremental Revolving Credit Commitment pursuant to this Section 11.23 shall execute an Incremental Commitment Supplement (each, an “Incremental Commitment Supplement”) with IBM and the Administrative Agent, substantially in the form of Exhibit I-2, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the incremental Revolving Credit Commitment specified therein, and Schedule 1.1 shall be deemed to be amended to reflect such incremental Revolving Credit Commitment.

(d)   If, on the date upon which any Lender (including any New Lender) provides an incremental Revolving Credit Commitment pursuant to this Section 11.23, there is an unpaid principal amount of Revolving Credit Loans, IBM shall borrow Revolving Credit Loans from such Lender in an amount determined by reference to the amount of each Type of Revolving Credit Loan (and, in the case of ~~Eurodollar~~Term Benchmark Loans, of each ~~Eurodollar~~Term Benchmark Tranche) which would then have been outstanding from such Lender if (i) each such Type or ~~Eurodollar~~Term Benchmark Tranche had been borrowed on the date such Lender’s incremental Revolving Credit Commitment was provided, in each case after giving effect thereto and (ii) the aggregate amount of each such Type or ~~Eurodollar~~Term Benchmark Tranche requested to be so borrowed had been increased to the extent necessary to give effect, with respect to such Lender, to the borrowing allocation provisions of Section 2.2.  Any ~~Eurodollar~~Term Benchmark Loan borrowed pursuant to the preceding sentence shall bear interest at a rate equal to the respective interest rates then applicable to the ~~Eurodollar~~Term Benchmark Loans of the other Lenders in the same ~~Eurodollar~~Term Benchmark Tranche.

(e)   Notwithstanding anything to the contrary in this Section 11.23, (i) the aggregate amount of incremental Revolving Credit Commitments provided pursuant to this Section 11.23 shall not exceed $2,000,000,000 and (ii) no Lender shall have any obligation to provide an incremental Revolving Credit Commitment unless it agrees to do so in its sole discretion.

11.24   USA PATRIOT Act.  Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act and the Beneficial Ownership Regulation.

11.25   No Fiduciary Duty, etc. (a)  Each Borrower acknowledges and agrees that (i) no fiduciary, advisory or agency relationship between any Borrower and the Lender Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Lender Parties have advised or are advising any Borrower on other matters, and each Borrower waives, to the fullest extent permitted by law, any claims it may have against the Lender Parties for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement, and agrees that the Lender Parties will have no liability (whether direct or indirect) to any Borrower in respect of such a fiduciary duty claim in respect of any of the transactions contemplated by this Agreement, (ii) the Lender Parties, on the one hand, and each Borrower, on the other hand, have an arm's length business relationship that does not directly or indirectly give rise to, nor does any Borrower rely on, any fiduciary duty to any Borrower or its affiliates on the part of the Lender Parties, (iii) each Borrower is capable of evaluating and understanding, and it understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) each Borrower has been advised that the Lender Parties are engaged in a broad range of transactions that may involve interests that differ from any Borrower’s interests and that the Lender Parties have no obligation to disclose such interests and transactions to any Borrower, (v) each Borrower has  consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (vi) each Lender Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any of its affiliates or any other Person or entity and (vii) none of the Lender Parties has any obligation to any Borrower or its affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Lender Party and such Borrower or any such affiliate.

(b)   None of the Lender Parties shall have or be deemed to have a fiduciary relationship with any other Lender Party.  The Lender Parties are not partners or co-venturers, and no Lender Party shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Administrative Agent) authorized to act for, any other Lender Party.

11.26   Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)   the effects of any Bail-In Action on any such liability, including, if applicable:

(i)   a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)   the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.~~

~~INTERNATIONAL BUSINESS MACHINES CORPORATION~~
~~By:__________________________________~~
      ~~Name:  Mark Hobbert~~
      ~~Title:    Vice President and Assistant Treasurer~~
~~JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender~~
~~By:____________________________________~~
      ~~Title:~~

[~~LENDERS~~Signature Pages Intentionally Omitted]